                                                                   Exhibit 10(a)

                                CREDIT AGREEMENT

                                      AMONG

                                  ALLETE, INC.,

                                  AS BORROWER;

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,

                 AS SOLE LEAD ARRANGER AND ADMINISTRATIVE AGENT;

                                 BANK ONE, N.A.

                              AS SYNDICATION AGENT,

                                       AND

                  THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO



                           DATED AS OF: JULY 18, 2003
================================================================================

                        $250,000,000 TERM CREDIT FACILITY

================================================================================

                                   ARRANGED BY

                     WELLS FARGO BANK, NATIONAL ASSOCIATION

                                [GRAPHIC OMITTED]

                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS..........................................................1
    Section 1.1 Definitions....................................................1
    Section 1.2 Times.........................................................10
    Section 1.3 Accounting Terms and Determinations...........................11

ARTICLE II AMOUNT AND TERMS OF THE CREDIT FACILITY............................11
    Section 2.1 Term Loan Facility............................................11
    Section 2.2 Interest on Notes.............................................11
    Section 2.3 Principal and Interest........................................13
    Section 2.4 Collateral....................................................13
    Section 2.5 Fees..........................................................13
    Section 2.6 Prepayments...................................................13
    Section 2.7 Payments......................................................14
    Section 2.8 Increased Costs; Capital Adequacy; Funding Exceptions.........16
    Section 2.9 Taxes.........................................................19
    Section 2.10 Funding Losses...............................................20
    Section 2.11 Discretion of Lenders as to Manner of Funding................21
    Section 2.12 Conclusiveness of Statements; Survival of Provisions.........21
    Section 2.13 Use of Proceeds..............................................21
    Section 2.14 Computation of Interest and Fees.............................21

ARTICLE III CONDITIONS PRECEDENT..............................................22
    Section 3.1  Documentary Conditions Precedent.............................22
    Section 3.2  Additional Conditions Precedent to Advances..................22

ARTICLE IV REPRESENTATIONS AND WARRANTIES.....................................23
    Section 4.1  Existence and Power..........................................23
    Section 4.2  Authorization of Borrowing; No Conflict as to Law
                 or Agreements................................................23
    Section 4.3  Legal Agreements.............................................24
    Section 4.4  Subsidiaries.................................................24
    Section 4.5  Financial Condition..........................................24
    Section 4.6  Adverse Change...............................................25
    Section 4.7  Litigation...................................................25
    Section 4.8  Hazardous Substances.........................................25
    Section 4.9  Regulation U.................................................25
    Section 4.10  Taxes.......................................................25
    Section 4.11  Titles and Liens............................................26
    Section 4.12  ERISA.......................................................26
    Section 4.13 Investment Company Act.......................................26
    Section 4.14 Public Utility Holding Company Act...........................26
    Section 4.15 Securities Law Matters.......................................26

ALLETE CREDIT AGREEMENT
TABLE OF CONTENTS                     -i-

    Section 4.16 Indenture....................................................27
    Section 4.17 Authentication of Bonds......................................27
    Section 4.18 Insurance....................................................28
    Section 4.19 Compliance With Laws.........................................28

ARTICLE V AFFIRMATIVE COVENANTS...............................................28
    Section 5.1  Reporting....................................................28
    Section 5.2  Books and Records; Inspection and Examination................30
    Section 5.3  Compliance with Laws.........................................30
    Section 5.4  Payment of Taxes and Other Claims............................30
    Section 5.5  Maintenance of Properties....................................30
    Section 5.6  Insurance....................................................31
    Section 5.7  Preservation of Existence....................................31
    Section 5.8  Leverage Ratio...............................................31
    Section 5.9  Interest Coverage Ratio......................................31
    Section 5.10 Delivery of Information......................................31

ARTICLE VI  NEGATIVE COVENANTS................................................31
    Section 6.1  Dividends....................................................31
    Section 6.2  Sale of Assets...............................................32
    Section 6.3  Transactions with Affiliates.................................32
    Section 6.4  Consolidation and Merger.....................................33
    Section 6.5  Hazardous Substances.........................................33
    Section 6.6  Restrictions on Nature of Business...........................33
    Section 6.7  Securities Laws..............................................33

ARTICLE VII  EVENTS OF DEFAULT, RIGHTS AND REMEDIES...........................34
    Section 7.1  Events of Default............................................34
    Section 7.2  Rights and Remedies..........................................36

ARTICLE VIII THE AGENT........................................................37
    Section 8.1 Authorization.................................................37
    Section 8.2 Distribution of Payments and Proceeds.........................37
    Section 8.3 Expenses......................................................37
    Section 8.4 Payments Received Directly by Lenders.........................38
    Section 8.5 Indemnification...............................................38
    Section 8.6 Exculpation...................................................38
    Section 8.7 Agent and Affiliates..........................................39
    Section 8.8 Credit Investigation..........................................39
    Section 8.9 Resignation...................................................39
    Section 8.10 Assignments..................................................40
    Section 8.11 Participations...............................................43
    Section 8.12 Limitation on Assignments and Participations.................43
    Section 8.13 Disclosure of Information....................................43

ALLETE CREDIT AGREEMENT
TABLE OF CONTENTS                     -ii-

    Section 8.14 Agent Not Offering Bonds.....................................44

ARTICLE IX MISCELLANEOUS......................................................45
    Section 9.1  No Waiver; Cumulative Remedies...............................45
    Section 9.2  Amendments, Etc..............................................45
    Section 9.3  Notice.......................................................46
    Section 9.4  Costs and Expenses...........................................46
    Section 9.5  Indemnification by Borrower..................................46
    Section 9.6  Execution in Counterparts....................................47
    Section 9.7  Binding Effect, Assignment...................................47
    Section 9.8  Governing Law................................................47
    Section 9.9  Severability of Provisions...................................47
    Section 9.10 Consent to Jurisdiction......................................47
    Section 9.11 Recalculation of Covenants Following Accounting
                 Practices Change.............................................48
    Section 9.12 Headings.....................................................48
    Section 9.13 Titles.......................................................48
    Section 9.14 Nonliability of Lenders......................................48
    Section 9.15 Waiver of Jury Trial.........................................49
    Funded Debt to Total Capital..............................................12
    Florida Water Services Corporation.........................................1

ALLETE CREDIT AGREEMENT
TABLE OF CONTENTS                     -iii-

                                CREDIT AGREEMENT

                            Dated as of July 18, 2003

                  ALLETE, Inc., a Minnesota corporation; Wells Fargo Bank, National Association, a national banking association; and the Lenders, as defined below, agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.1  DEFINITIONS.

For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular.

                  "ADESA" means ADESA Corporation, an Indiana corporation and a Subsidiary of the Borrower.

                  "AFC Program" means the accounts receivable securitization program with Automotive Finance Corporation.

                  "Accounting Practices Change" means any change in the Borrower's accounting practices that is permitted or required under the standards of the Financial Accounting Standards Board.

                  "Acquisition Target" means any Person becoming a Subsidiary of the Borrower after the date hereof; any Person that is merged into or consolidated with the Borrower or any Subsidiary of the Borrower after the date hereof; or any Person with respect to whom all or a substantial part of that Person's assets are acquired by the Borrower or any Subsidiary of the Borrower after the date hereof.

                  "Act" means the Securities Act of 1933, as amended.

                  "Additional Lender" means a financial institution that becomes a Lender pursuant to the procedures set forth in Section 8.10.

                  "Advance" means an advance by a Lender to the Borrower pursuant to Article II.

                  "Affiliate" means (a) any director or officer of the Borrower,
     (b) any Person who, individually or with his immediate family, directly or indirectly beneficially owns or holds 5% or more of the voting interest of the Borrower, or (c) any corporation, partnership or other Person in which any Person or group of Persons described above directly or indirectly owns a 5% or greater equity interest.

                  "Agent" means Wells Fargo acting in its capacity as administrative agent for itself and the other Lenders hereunder.

                  "Agreement" means this Credit Agreement.

                  "Assignment Certificate" has the meaning set forth in Section 8.10.

                  "Authorizing Order" means any order of the MPUC or any other regulatory body having jurisdiction over the Borrower or any Affiliate of the Borrower authorizing and/or restricting the indebtedness that may be created from time to time hereunder (whether on account of Advances or otherwise).

                  "Base LIBO Rate" means a rate of interest equal to the per annum rate of interest at which United States dollar deposits in an amount comparable to the principal balance of the LIBO Rate Funding to be made by the Agent in its capacity as a Lender and for a period equal to the relevant Interest Period are offered in the London interbank market at 11:00 a.m. (London time) two Business Days prior to the commencement of each Interest Period, as displayed in the Bloomberg Financial Markets system, or other authoritative source selected by the Agent in its reasonable discretion.

                  "Bonds" means the First Mortgage Bonds, Collateral Series A, issued under the Indenture.

                  "Borrower" means ALLETE, Inc., a Minnesota corporation, and a party to this Agreement.

                  "Business Day" means a day other than a Saturday, Sunday, United States national holiday or other day on which banks in Minnesota are permitted or required by law to close. Whenever the context relates to a LIBO Rate Funding or the fixing of a LIBO Rate, "Business Day" means a day
     (i) that meets the foregoing definition, and (ii) on which dealings in U.S. dollar deposits are carried on in the London interbank eurodollar market.

                  "Capitalized Lease" means any lease that in accordance with GAAP should be capitalized on the balance sheet of the lessee thereunder or for which the amount of the asset and liability thereunder as if so capitalized should be disclosed in a note to such balance sheet. All obligations under any lease that is treated as an operating lease under GAAP but pursuant to which the lessee thereunder retains tax ownership of the leased property for federal income tax purposes shall be treated as a Capitalized Lease for purposes of this Agreement.

                  "Change of Control" means either (i) the acquisition by any "person" or "group" (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act) of beneficial ownership (as defined in Rules 13d-3 and 13d-5 of the SEC, except that a Person shall be deemed to have beneficial ownership of all securities that such Person


ALLETE CREDIT AGREEMENT               -2-
     has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 25% or more of the then-outstanding voting capital stock of the Borrower; or (ii) a change in the composition of the board of directors of the Borrower such that continuing directors cease to constitute more than 50% of such board of directors. As used in this definition, "continuing directors" means, as of any date, (i) those members of the board of directors of the Borrower who assumed office prior to such date, and (ii) those members of the board of directors of the Borrower who assumed office after such date and whose appointment or nomination for election by the Borrower's shareholders was approved by a vote of at least 50% of the directors of the Borrower in office immediately prior to such appointment or nomination.

                  "Commitment Amount" means, with respect to each Lender, the amount set forth opposite that Lender's name in Exhibit A or on any Assignment Certificate.

                  "Compliance Certificate" means a certificate in substantially the form of Exhibit C, or such other form as the Borrower and the Required Lenders may from time to time agree upon in writing, executed by the chief financial officer of the Borrower, stating (i) that any financial statements delivered therewith have been prepared in accordance with GAAP, subject to year-end adjustments, (ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto and (iii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the Financial Covenants.

                  "Consolidated Net Income" means, for any period of the Borrower and its Subsidiaries (which for purposes of this definition shall include any Subsidiary consolidated into the financial statements of the Borrower other than ALLETE Water Services, Inc. and any other Subsidiary of the Borrower as to which the Borrower has announced on or prior to June 30, 2003, that it will discontinue the operations of such Subsidiary), the amount for such period of consolidated net income (or net loss) of the Borrower and its subsidiaries, as determined on a consolidated basis in accordance with GAAP.

                  "Corporate Trustee" means The Bank of New York (formerly Irving Trust Company), as corporate trustee under the Indenture.

                  "Covenant Compliance Date" means the last day of each fiscal quarter of the Borrower.

                  "Default" means an event that, with the giving of notice, the passage of time or both, would constitute an Event of Default.

                  "Distribution" means any payment made by the Borrower on account of any equity interest in the Borrower, including but not limited to any dividend and any

ALLETE CREDIT AGREEMENT               -3-
     payment in purchase, redemption or other retirement of any stock or membership interest.

                  "EBITDA" means, for any period, for the Borrower and its Subsidiaries, (which for purposes of this definition shall include any Subsidiary consolidated into the financial statements of the Borrower other than ALLETE Water Services, Inc. and any other Subsidiary of the Borrower as to which the Borrower has announced on or prior to June 30, 2003, that it will discontinue the operations of such Subsidiary) on a consolidated basis, (A) the sum of the amounts for such period of (i) Consolidated Net Income, (ii) to the extent deducted in arriving at Consolidated Net Income, net federal, state and local income taxes in respect of such period, (iii) to the extent deducted in arriving at Consolidated Net Income, Interest Expenses, (iv) to the extent deducted in arriving at Consolidated Net Income, the amount charged for the amortization of intangible assets, (v) to the extent deducted in arriving at Consolidated Net Income, the amount charged for the depreciation of assets, and (vi) to the extent deducted in arriving at Consolidated Net Income, extraordinary losses, less (B) the amount for such period of, to the extent added in arriving at Consolidated Net Income, extraordinary gains, all as determined on a consolidated basis in accordance with GAAP.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) that is, along with the Borrower, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in sections 414(b) and 414(c), respectively, of the Internal Revenue Code of 1986, as amended.

                  "ERISA Event" means (i) a "reportable event" described in
     Section 4043 of ERISA and the regulations issued thereunder other than an event for which the PBGC has waived the advance notice requirement, (ii) a withdrawal from any Plan, as described in Section 4063 of ERISA, (iii) an action to terminate a Plan for which a notice is required to be filed under
     Section 4041 of ERISA, (iv) commencement by the PBGC of proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums due for the current premium period under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Plan must be terminated, or (v) a complete or partial withdrawal from a Multiemployer Plan as described in Sections 4203 and 4205 of ERISA.

                  "Eligible Lender" means (a) a financial institution organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $250,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and

ALLETE CREDIT AGREEMENT               -4-

     Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $250,000,000, provided that such bank is acting through a branch or agency located in the United States; or
     (c) a person controlled by, controlling, or under common control with any entity identified in clause (a) or (b) above.

                  "Environmental Law" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 ET SEQ., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 ET SEQ., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1802 ET SEQ., the Toxic Substances Control Act, 15 U.S.C. Section 2601 ET SEQ., the Federal Water Pollution Control Act, 33 U.S.C. Section 1252 ET SEQ., the Clean Water Act, 33 U.S.C. Section 1321 ET SEQ., the Clean Air Act, 42 U.S.C. Section 7401 ET SEQ., and any other federal, state, county, municipal, local or other statute, law, ordinance or regulation which may relate to or deal with human health or the environment, all as may be from time to time amended.

                  "Event of Default" has the meaning specified in Section 7.1.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Federal Funds Rate" means at any time an interest rate per annum equal to the weighted average of the rates for overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day for such transactions received by the Agent from three federal funds brokers of recognized standing selected by it, it being understood that the Federal Funds Rate for any day which is not a Business Day shall be the Federal Funds Rate for the next preceding Business Day.

                  "Fee Letters" means one or more separate agreements between the Borrower and the Agent, setting forth the terms of certain fees to be paid by the Borrower to the Agent for the Agent's own behalf or for the benefit of the Lenders, as more fully set forth therein.

                  "Financial Covenant" means any of the Borrower's obligations set forth in Sections 5.8 and 5.9.

                  "Floating Rate" means, at any time, an annual rate equal to the greater of:

                       (a) the Prime Rate,

                       or

                       (b) the Federal Funds Rate, plus 50 basis points (0.50%
                           per annum).

ALLETE CREDIT AGREEMENT               -5-

     The Floating Rate shall change when and as the Prime Rate or Federal Funds Rate, as the case may be, changes.

                  "Floating Rate Funding" means any portion of the principal balance of the Notes bearing interest at the Floating Rate.

                  "Funded Debt" means, for any Person on a consolidated basis:
     (without duplication) (i) all indebtedness of such Person for borrowed money; (ii) the deferred and unpaid balance of the purchase price owing by such Person on account of any assets or services purchased (other than trade payables and other accrued liabilities incurred in the ordinary course of business that are not overdue by more than 180 days unless being contested in good faith) if such purchase price is (A) due more than nine months from the date of incurrence of the obligation in respect thereof or
     (B) evidenced by a note or a similar written instrument; (iii) all Capitalized Lease obligations; (iv) all indebtedness secured by a Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person or is nonrecourse to such Person; (v) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money (other than such notes or drafts for the deferred purchase price of assets or services to the extent such purchase price is excluded from clause (ii) above); (vi) indebtedness evidenced by bonds, notes or similar written instrument; (vii) the face amount of all letters of credit and bankers' acceptances issued for the account of such Person, and without duplication, all drafts drawn thereunder (other than such letters of credit, bankers' acceptances and drafts for the deferred purchase price of assets or services to the extent such purchase price is excluded from clause (ii) above); (viii) net obligations of such Person under Swap Contracts which constitute interest rate agreements or currency agreements; and (ix) guaranty obligations of such Person with respect to indebtedness for borrowed money of another Person (including Affiliates) in excess of $25,000,000 in the aggregate; PROVIDED, HOWEVER, that in no event shall any calculation of Funded Debt include (a) deferred taxes, (b) securitized trade receivables, (c) deferred credits including regulatory assets and contributions in aid of construction, (d) the lease obligations for Lake Superior Paper, Inc. relating to paper mill equipment as provided for under an operating lease extending to 2012, (e) 75% of the indebtedness associated with Square Butte Electric Cooperative, or (f) so long as the Bonds are held as security under the Pledge Agreement and have not been sold or otherwise disposed of by foreclosure, any obligation of the Borrower under the Bonds.

                  "Funding" means a Floating Rate Funding or a LIBO Rate
     Funding.

                  "Funding Date" means the date all of the conditions in Article III are satisfied.

                  "GAAP" means generally accepted accounting principles as in effect from time to time applied on a basis consistent with the accounting practices applied in the financial statements of the Borrower and its Subsidiaries referred to in Section 4.5.

ALLETE CREDIT AGREEMENT               -6-

                  "Hazardous Substance" means any asbestos, urea-formaldehyde, polychlorinated biphenyls ("PCBs"), nuclear fuel or material, chemical waste, radioactive material, explosives, known carcinogens, petroleum products and by-products and other dangerous, toxic or hazardous pollutants, contaminants, chemicals, materials or substances listed or identified in, or regulated by, any Environmental Law.

                  "Indenture" means the Mortgage and Deed of Trust dated as of September 1, 1945, between the Borrower, the Corporate Trustee, and Douglas
     J. MacInnes (successor to Richard H. West, J.A. Austin, E.J. McCabe, D.W. May, J.A. Vaughan and W.T. Cunningham), as previously amended and supplemented and as it may be amended and/or supplemented from time to time.

                  "Interest Coverage Ratio" means, as of any Covenant Compliance Date, the ratio of (i) EBITDA during the 4-quarter period ending on that date, to (ii) Interest Expense during such period.

                  "Interest Expense" means, with respect to any period of the Borrower and its Subsidiaries (which for purposes of this definition shall include any Subsidiary consolidated into the financial statements of the Borrower other than ALLETE Water Services, Inc. and any other Subsidiary of the Borrower as to which the Borrower has announced on or prior to June 30, 2003, that it will discontinue the operations of such Subsidiary), the sum of (i) all interest charges (including capitalized interest, imputed interest charges with respect to Capitalized Leases and all amortization of debt discount and expense and other deferred financing charges) of the Borrower and its Subsidiaries on a consolidated basis, and (ii) all commitment or other fees payable in respect to the issuance of standby letters of credit or other credit facilities for the account of the Borrower or its Subsidiaries, all as determined on a consolidated basis in accordance with GAAP.

                  "Interest Period" means, with respect to any LIBO Rate Funding, a period of one, two, three or six months beginning on a Business Day, as elected by the Borrower.

                  "Invest Direct Program" means the Borrower's Direct Stock Purchase and Dividend Reinvestment Plan.

                  "Investment Company Act" means the Investment Company Act of 1940, as amended.

                  "Lenders" means Wells Fargo, acting on its own behalf and not as Agent, each of the undersigned lenders, and any Additional Lender, collectively.

                  "Leverage Ratio" means, at any Covenant Compliance Date, the ratio of (A) Funded Debt to (B) Total Capital of the Borrower and its Subsidiaries, all determined on a consolidated basis.


ALLETE CREDIT AGREEMENT               -7-

                  "LIBO Rate" means the rate per annum (rounded upward, if necessary, to the nearest whole 1/16 of 1%) and determined pursuant to the following formula:

                         Base LIBO Rate            87.5 basis points (0.875% per
     LIBO Rate = ------------------------------- + annum)
                 100% - LIBOR Reserve Percentage

                  "LIBO Rate Funding" means any portion of the principal balance of the Notes bearing interest at a LIBO Rate.

                  "LIBOR Reserve Percentage" means the reserve percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor) for "Eurocurrency Liabilities" (as defined in Regulation D of the Board of Governors of the Federal Reserve Board, as amended), adjusted by the Agent for expected changes in such reserve percentage during the applicable Interest Period.

                  "Lien" means any mortgage, deed of trust, lien, pledge, security interest or other charge or encumbrance, of any kind whatsoever, including but not limited to the interest of the lessor or titleholder under any Capitalized Lease, title retention contract or similar agreement.

                  "Loan Documents" means this Agreement, the Notes, the Pledge Agreement and the Fee Letters.

                  "MPUC" means the Minnesota Public Utilities Commission.

                  "Material Adverse Effect" means a material adverse effect on
     (i) the condition (financial or otherwise), properties, or operations of the Borrower and its Subsidiaries, taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or any Lender thereunder.

                  "Material Subsidiary" means Florida Water Services Corporation and any Subsidiary of the Borrower whose consolidated assets equal or exceed ten percent of the Borrower's consolidated assets or whose consolidated revenues equal or exceed ten percent of the Borrower's consolidated revenues.

                  "Maturity Date" means July 16, 2004.

                  "Multiemployer Plan" means at any time a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which Borrower, a Material Subsidiary or an ERISA Affiliate is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

                  "Note" means the Borrower's promissory note in the form of Exhibit B hereto.

                  "Obligations" means each and every debt, liability and obligation of every type and description arising under or in connection with any of the Loan Documents

ALLETE CREDIT AGREEMENT               -8-
     which the Borrower may now or at any time hereafter owe to any Lender or the Agent, whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it is direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several, and including but not limited to principal of and interest on the Notes, all fees due under this Agreement, and any Fee Letter or any related agreement.

                  "PBGC" means the Pension Benefit Guaranty Corporation.

                  "PUHCA" means the Public Utility Holding Company Act of 1935, as amended.

                  "Percentage" means, with respect to each Lender, the ratio of
     (i) the principal balance of that Lender's Note, to (ii) the aggregate principal balance of all of the Lenders' Notes.

                  "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Plan" means at any time an employee pension benefit plan (including a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either is or has at any time within the preceding five years been maintained, or contributed to, by Borrower, a Material Subsidiary or an ERISA Affiliate for employees of Borrower, a Material Subsidiary or an ERISA Affiliate.

                  "Pledge Agreement" means the Borrower's Security Agreement of even date herewith, granting the Agent a security interest in the Bonds and all proceeds thereof to secure the payment of the Notes and all other present and future obligations of the Borrower to the Agent and the Lenders arising under or pursuant to this Agreement, together with all amendments, modifications and restatements thereof.

                  "Prime Rate" means, at any time, the rate of interest most recently announced within the Agent at its principal office as its "prime rate" or, if the Agent ceases to announce a rate so designated, any similar successor rate designated by the Agent. Such rate is one of the Agent's base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof in such internal publication or publications as the Agent may designate.

                  "Refinanced Bonds" means the Borrower's Floating Rate First Mortgage Bonds due October 20, 2003.

                  "Required Lenders" means two or more Lenders (including, where relevant, Additional Lenders) having an aggregate Percentage in excess of fifty percent (50%).


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

                  "SEC" means the United States Securities Exchange Commission.

                  "Subsidiary" means (i) any corporation of which more than 50% of the outstanding shares of capital stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such corporation, irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned by the Borrower, by the Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries, (ii) any partnership of which more than 50% of the partnership interests therein are directly or indirectly owned by the Borrower, by the Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries, and (iii) any limited liability company or other form of business organization the effective control of which is held by the Borrower, the Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries.

                  "Swap Contracts" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

                  "Total Capital" means the sum of retained earnings, shareholders' equity (including preferred stock and QUIPs), all determined with respect to the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, and Funded Debt.

                  "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

                  "Water Assets" means the water and waste water services operated by Florida Water Services Corporation, Heater Utilities, Inc., and Georgia Water Services Corporation, each of which is a Subsidiary of the Borrower.

                  "Welfare Plan" means a "welfare plan" as defined in Section 3(1) of ERISA.

                  "Wells Fargo" means Wells Fargo Bank, National Association, a national banking association and a party to this Agreement.

SECTION 1.2 TIMES

All references to times of day in this Agreement shall be references to Minneapolis, Minnesota time unless otherwise specifically provided.


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

SECTION 1.3 ACCOUNTING TERMS AND DETERMINATIONS

Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP; PROVIDED that in the event of any Accounting Practices Change, then the Borrower's compliance with the Financial Covenants shall be determined on the basis of generally accepted accounting principles in effect immediately before giving effect to the Accounting Practices Change, until such covenants are amended in a manner satisfactory to the Borrower and the Required Lenders in accordance with Section 9.11.

                                   ARTICLE II
                     AMOUNT AND TERMS OF THE CREDIT FACILITY

SECTION 2.1 TERM LOAN FACILITY.

On the Funding Date, each Lender shall make a single Advance to the Borrower in a principal amount equal to that Lender's Commitment Amount. The Borrower's obligation to pay the Advance made by each Lender shall be evidenced by the Note payable to the order of that Lender. The Notes shall bear interest on the unpaid principal amount thereof from the Funding Date until paid as set forth in
Section 2.2. At or before 2:00 p.m. on the Funding Date, each Lender shall provide the Agent at the office of the Agent in Minneapolis, Minnesota with immediately available funds equal to such Lender's Commitment Amount. The Agent shall disburse the aggregate amount of the Advances by crediting the same to the Borrower's demand deposit account maintained with the Agent or in such other manner as the Agent and the Borrower may agree; provided, however, that the Agent shall have no obligation to disburse the Advances if any condition set forth in Article III has not been satisfied or if any Lender has failed to fund its Commitment Amount. No portion of any Advance, once repaid, shall be readvanced.

SECTION 2.2 INTEREST ON NOTES.

                  (a) FLOATING RATE FUNDINGS. Unless the Borrower elects a LIBO Rate pursuant to this Section, the principal balance of the Notes shall bear interest at the Floating Rate. The amount of the Floating Rate Funding shall be equal to at least $5,000,000, and the amount of the Floating Rate Funding over $5,000,000 shall be an integral multiple of $1,000,000.

                  (b) LIBO RATE FUNDINGS. So long as no Default or Event of Default exists, the Borrower may convert all or any part of any outstanding Floating Rate Funding into a LIBO Rate Funding, or may request that a LIBO Rate Funding be converted at the end of the applicable Interest Period to another LIBO Rate Funding, by giving notice to the Agent of such request or conversion not later than 10:30 a.m. on a Business Day which is at least three Business Days prior to the date of the requested conversion. Each such notice shall be effective upon receipt by the Agent, shall be in writing or by telephone or telecopy transmission, shall specify the date and amount of

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

     such conversion, and the Interest Period therefor. The Interest Period applicable to each LIBO Rate Funding shall begin on a Business Day, and the amount of each LIBO Rate Funding shall be equal to an integral multiple of $5,000,000. Subject to the terms and conditions hereof, the principal amount specified by the Borrower in the applicable request for a LIBO Rate Funding shall bear interest from and including the first day of the Interest Period specified therein to but not including the last day of such Interest Period, at the LIBO Rate applicable thereto, determined as set forth herein. Unless the Borrower requests a new LIBO Rate Funding in accordance with the procedures set forth above, or prepays the principal of an outstanding LIBO Rate Funding at the expiration of an Interest Period, the Lenders shall automatically and without request of the Borrower convert each LIBO Rate Funding to a Floating Rate Funding on the last day of the relevant Interest Period.

                  (c) SETTING OF LIBO RATES. The applicable LIBO Rate for each Interest Period shall be determined by the Agent between the opening of business and 12:00 noon on the second Business Day prior to the beginning of such Interest Period, whereupon notice thereof (which may be by telephone) shall be given by the Agent to the Borrower. Each such determination of the applicable LIBO Rate shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. The Agent, upon written request of the Borrower, shall deliver to the Borrower a statement showing the computations used by the Agent in determining the applicable LIBO Rate hereunder.

                  (d) LIMITATIONS ON LIBO RATE FUNDINGS. In no event shall more than six LIBO Rate Fundings be outstanding at any one time.

                  (e) INITIAL ADVANCE. Provided the Borrower makes its request to the Agent by not later than 9:00 a.m. on the Funding Date, the initial Advances may be funded as LIBO Rate Fundings. The applicable LIBO Rate for each Interest Period requested by the Borrower shall be determined by the Agent by 11:00 a.m. on the Funding Date, whereupon notice thereof (which may be by telephone) shall be given by the Agent to the Borrower. Such determination of the applicable LIBO Rate shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error.

                  (f) DEFAULT RATE. From and after ten days after the occurrence of any Default or Event of Default and continuing thereafter until such Default or Event of Default shall be remedied to the written satisfaction of the Required Lenders, the outstanding principal balance of the Notes shall bear interest, until paid in full, at an annual rate equal to the sum of (i) the interest rate otherwise in effect with respect to each Funding and (ii) 200 basis points (2.00%) (the "Default Rate"). Calculation of interest at the Default Rate shall not be deemed a waiver or excuse of any such Default or Event of Default.

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

SECTION 2.3 PRINCIPAL AND INTEREST.

                  (a) INTEREST. Interest accruing on the principal balance of the Notes each calendar quarter shall be due and payable on the last day of that quarter, commencing on September 30, 2003 and on the Maturity Date. Notwithstanding any other provision of this Agreement or the Notes, interest on any LIBO Rate Funding shall be due and payable on the last day of the applicable Interest Period or, if such Interest Period is in excess of three months, on the last day of each three-month period during such Interest Period and on the last day of such Interest Period.

                  (b) PRINCIPAL. The principal balance of the Notes shall be due and payable on the Maturity Date.

SECTION 2.4  COLLATERAL.

Payment of the Notes and all other amounts now or hereafter owing by the Borrower to the Lenders shall be secured by the Liens granted under the Pledge Agreement.

SECTION 2.5 FEES.

The Borrower shall pay to the Agent all fees required to be paid pursuant to any Fee Letters.

SECTION 2.6 PREPAYMENTS.

                  (a) VOLUNTARY PREPAYMENTS. Subject to the conditions set forth herein, the Borrower from time to time may voluntarily prepay the Notes in whole or in part; provided that:
                      (i) prepayment of any Lender's Note must be accompanied by pro rata prepayment of each other Lender's Note,
                      (ii) prepayment of any LIBO Rate Funding shall be made
                  only upon three Business Days' notice to the Agent and shall be accompanied by any payment owed under Section 2.10,
                      (iii) prepayment of any Floating Rate Funding shall be made only upon one Business Days' notice to the Agent,
                      (iv) any  prepayment  of the full amount of any Note shall include accrued interest thereon, and
                      (v) each partial voluntary prepayment shall be in an aggregate amount equal to an integral multiple of $5,000,000.

                  (b) MANDATORY PREPAYMENTS.
                      (i) SALE OF ASSETS. Within 30 calendar days following the
                  receipt thereof, the Borrower shall prepay the Obligations in an amount equal to 75% of the Net Proceeds from each of the sale of the Water Assets and the sale of the Borrower's Taconite Harbor generating facility. Nothing in this clause
                  (i)

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

                  shall be deemed to authorize or constitute consent to sales of assets by the Borrower that otherwise would be prohibited or restricted under this Agreement or under any other Loan Document. For purposes of this clause (i), "Net Proceeds" from an asset sale shall mean all proceeds of such sale after payment of the following to the extent related to the sale or the assets sold: debt, transaction costs and income taxes.
                      (ii) INITIAL PUBLIC OFFERING. In the event of an initial
                  public offering of the common stock of any of the Borrower's Subsidiaries, the Borrower shall prepay the Obligations in an amount equal to 100% of the Net Proceeds thereof within fifteen (15) calendar days following receipt thereof. For purposes of this clause (ii), "Net Proceeds" shall mean all proceeds of such offering after payment of all related transaction costs.
                      (iii) NEW CAPITAL. Within 15 calendar days following the
                  issuance of any debt by or equity interests in the Borrower or any Subsidiary, the Borrower shall prepay the Obligations in an amount equal to the net cash proceeds of such debt instruments or equity interests. This clause shall not apply to commercial paper, debt issued under the AFC Program, debt issued to refinance existing indebtedness for the same amount or common stock issued pursuant to the Borrower's or its Subsidiaries' stock benefit plans, the Invest Direct Program, any borrowings of less than a year under any credit agreement in existence on the date hereof and any renewals or extensions thereof. Nothing in this clause (iii) shall be deemed to authorize or constitute consent to the issuance of debt instruments or equity interests by the Borrower that otherwise would be prohibited or restricted under this Agreement or under any other Loan Document.

                  (c) APPLICATION OF PREPAYMENTS. All prepayments hereunder (whether voluntary or mandatory) shall be applied first to accrued but unpaid interest on the Notes, ratably in accordance with the interest outstanding thereunder and then to the principal balance of the Notes. Notwithstanding the foregoing, interest on any LIBO Rate Funding prepaid hereunder and any compensation due under Section 2.10 on account of prepayment of a LIBO Rate Funding shall be paid with the same priority as the related principal prepayment.

SECTION 2.7 PAYMENTS.

                  (a) MAKING OF PAYMENTS. All payments of principal of and interest due under the Notes shall be made to the Agent at its office in Minneapolis, Minnesota, not later than 12:00 noon on the date due, in immediately available funds, and funds received after that hour shall be deemed to have been received by the Agent on the next following Business Day. The Borrower hereby authorizes the Agent to charge the Borrower's demand deposit account maintained with the Agent for the amount of any such payment on its due date without receipt of any request for such charge, but

ALLETE CREDIT AGREEMENT               -14-
     the Lender's failure to so charge such account shall in no way affect the obligation of the Borrower to make any such payment.

                  (b) ASSUMED PAYMENTS. Unless the Agent has been notified by the Borrower prior to the date on which the Borrower is scheduled to make payment to the Agent of a payment to the Agent for the account of one or more of the Lenders hereunder (such payment being herein called a "Required Payment"), which notice shall be effective upon receipt, that it does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may (but shall not be required to), in reliance upon such assumption, make the amount thereof available to the intended recipient on such date and, if the Borrower has not in fact made the Required Payment to the Agent, the recipient of such payment shall, on demand, repay to the Agent the amount so made available together with interest thereon for each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate equal to the Federal Funds Rate for such day.

                  (c) SETOFF. The Borrower agrees that each Lender shall have all rights of setoff and bankers' lien provided by applicable law, and in addition thereto, the Borrower agrees that if at any time any amount is due and owing by the Borrower under this Agreement to any Lender at a time when an Event of Default has occurred and is continuing hereunder, any Lender may apply any and all balances, credits, and deposits, accounts or moneys of the Borrower then or thereafter in the possession of that Lender (excluding, however, any trust or escrow accounts held by the Borrower for the benefit of any third party) to the payment thereof.

                  (d) DUE DATE EXTENSION. If any payment of principal of or interest on any Floating Rate Funding or any fees payable hereunder falls due on a day which is not a Business Day, then such due date shall be extended to the next following Business Day, and (in the case of principal) additional interest shall accrue and be payable for the period of such extension.

                  (e) APPLICATION OF PAYMENTS. Except as otherwise provided herein, so long as no Default or Event of Default has occurred and is continuing hereunder, each payment received from the Borrower shall be applied to such obligation as the Borrower shall specify by notice received by the Agent on or before the date of such payment, or in the absence of such notice, as the Required Lenders shall determine in their discretion. Except as otherwise provided herein, after the occurrence of a Default or Event of Default, the Lenders shall have the right to apply all payments received by the Lender from the Borrower as the Required Lenders may determine in their discretion. The Borrower agrees that the amount shown on the books and records of the Agent and the Lenders as being the principal balance of and interest on the Notes shall be conclusive absent demonstrable error.

ALLETE CREDIT AGREEMENT               -15-

SECTION 2.8 INCREASED COSTS; CAPITAL ADEQUACY; FUNDING EXCEPTIONS.

                  (a) INCREASED COSTS ON LIBO RATE FUNDINGS. If Regulation D of the Board of Governors of the Federal Reserve System or after the date of this Agreement the adoption of any applicable law, rule or regulation, or any change in any existing law, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall:

                      (i) subject that Lender to or cause the withdrawal or
                  termination of any exemption previously granted to that Lender with respect to, any tax, duty or other charge with respect to its LIBO Rate Fundings or its obligation to make LIBO Rate Fundings, or shall change the basis of taxation of payments to that Lender of the principal of or interest under this Agreement in respect of its LIBO Rate Fundings or its obligation to make LIBO Rate Fundings (except for changes in the rate of taxes based on or measured by the net income of that Lender (or franchise taxes in lieu thereof) and imposed by the government or other authority of the country, state or political subdivision in which that Lender is incorporated or in which its principal executive office or the office through which that Lender is acting is located); or

                      (ii) impose, modify or deem applicable any reserve
                  (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve included in the determination of interest rates pursuant to Section 2.2), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, that Lender; or

                      (iii) impose on that Lender any other condition affecting
                  its making, maintaining or funding of its LIBO Rate Fundings or its obligation to make LIBO Rate Fundings;

     and the result of any of the foregoing is to increase the cost to that Lender of making or maintaining any LIBO Rate Funding, or to reduce the amount of any sum received or receivable by that Lender under this Agreement or under its Notes with respect to a LIBO Rate Funding, then that Lender will notify the Borrower of such increased cost and within fifteen
     (15) days after demand by that Lender (which demand shall be accompanied by a statement setting forth the basis of such demand and representing that that Lender has made similar demand on one or more other commercial borrowers with revolving or term loans in excess of $500,000) the Borrower shall pay to that Lender such additional amount or amounts as will compensate that Lender for such increased cost or such reduction; provided, however, that no such increased cost or such reduction shall be payable by the Borrower for any period longer than ninety (90) days prior to the date on which notice thereof is delivered to the Borrower. Each Lender will promptly notify the Borrower of any event of which it has knowledge,


ALLETE CREDIT AGREEMENT               -16-
     occurring after the date hereof, which will entitle that Lender to compensation pursuant to this Section 2.8. If the Borrower receives notice from any Lender of any event which will entitle that Lender to compensation pursuant to this Section 2.8, the Borrower may prepay any then outstanding LIBO Rate Fundings or notify that Lender that any pending request for a LIBO Rate Funding shall be deemed to be a request for a Floating Rate Funding, in each case subject to the provisions of Section 2.10.

                  (b) CAPITAL ADEQUACY. If any Lender determines at any time that its Return has been reduced as a result of any Capital Adequacy Rule Change, that Lender may require the Borrower to pay it the amount necessary to restore that Lender's Return to what it would have been had there been no Capital Adequacy Rule Change. For purposes of this Section 2.8, the following definitions shall apply:

                      (i) "Return", for any calendar quarter or shorter period,
                  means the percentage determined by dividing (A) the sum of interest and ongoing fees earned by any Lender under this Agreement during such period by (B) the average capital that Lender is required to maintain during such period as a result of its being a party to this Agreement, as determined by that Lender based upon its total capital requirements and a reasonable attribution formula that takes account of the Capital Adequacy Rules then in effect. Return may be calculated for each calendar quarter and for the shorter period between the end of a calendar quarter and the date of termination in whole of this Agreement.

                      (ii) "Capital Adequacy Rule" means any law, rule,
                  regulation or guideline regarding capital adequacy that applies to any Lender, or the interpretation thereof by any governmental or regulatory authority. Capital Adequacy Rules include rules requiring financial institutions to maintain total capital in amounts based upon percentages of outstanding loans and binding loan commitments.

                      (iii) "Capital Adequacy Rule Change" means any change in
                  any Capital Adequacy Rule occurring after the date of this Agreement, but does not include any changes in applicable requirements that at the date hereof are scheduled to take place under the existing Capital Adequacy Rules or any increases in the capital that any Lender is required to maintain to the extent that the increases are required due to a regulatory authority's assessment of that Lender's financial condition.

                      (iv) "Lender" includes (but is not limited to) the Agent,
                  the Lenders, as defined elsewhere in this Agreement, and any assignee of any interest of any Lender hereunder and any participant in the loans made hereunder.

     The initial notice sent by a Lender shall be sent as promptly as practicable after that Lender learns that its Return has been reduced, shall include a demand for payment of the amount necessary to restore that Lender's Return for the quarter in which the notice is sent, shall state in reasonable detail the cause for the reduction in that Lender's Return and that Lender's calculation of the amount of such reduction, and


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

     shall include that Lender's representation that it has made similar demand on one or more other commercial borrowers with revolving or term loans in excess of $500,000. Thereafter, that Lender may send a new notice during each calendar quarter setting forth the calculation of the reduced Return for that quarter and including a demand for payment of the amount necessary to restore that Lender's Return for that quarter. A Lender's calculation in any such notice shall be conclusive and binding absent demonstrable error.

                  (c) BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR. If with respect to any Interest Period:

                      (i) any Lender determines that deposits in U.S. dollars
                  (in the applicable amounts) are not being offered in the London interbank eurodollar market for such Interest Period; or

                      (ii) any Lender otherwise determines that by reason of
                  circumstances affecting the London interbank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable LIBO Rate; or

                      (iii) any Lender determines that the LIBO Rate as
                  determined by the Agent will not adequately and fairly reflect the cost to that Lender of maintaining or funding a LIBO Rate Funding for such Interest Period, or that the making or funding of LIBO Rate Fundings has become impracticable as a result of an event occurring after the date of this Agreement which in the opinion of that Lender materially affects such LIBO Rate Fundings;

     then that Lender shall promptly notify the Borrower and (A) upon the occurrence of any event described in the foregoing clause (i) the Borrower shall enter into good faith negotiations with that Lender in order to determine an alternate method to determine the LIBO Rate for that Lender, and during the pendency of such negotiations with that Lender, the Lenders shall be under no obligation to make any new LIBO Rate Fundings, and (B) upon the occurrence of any event described in the foregoing clauses (ii) or
     (iii), for so long as such circumstances shall continue, the Lenders shall be under no obligation to make any new LIBO Rate Fundings.

                  (d) ILLEGALITY. If any change in (including the adoption of any new) applicable laws or regulations, or any change in the interpretation of applicable laws or regulations by any governmental authority, central bank, comparable agency or any other regulatory body charged with the interpretation, implementation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank, comparable agency or other regulatory body, should make it or, in the good faith judgment of that Lender, shall raise a substantial question as to whether it is unlawful for that Lender to make, maintain or fund LIBO Rate Fundings, then (i) that Lender shall promptly notify the Borrower and the Agent, (ii) the obligation of the Lenders to make, maintain or convert into LIBO Rate Fundings shall, upon the effectiveness of such event, be suspended for the duration of such unlawfulness, and (iii) for the


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

     duration of such unlawfulness, any notice by the Borrower requesting the Lenders to make or convert into LIBO Rate Fundings shall be construed as a request to make or to continue making Floating Rate Fundings.

SECTION 2.9  TAXES.

                  (a) All payments made by the Borrower to the Agent or any Lender (herein any "Payee") under or in connection with this Agreement or the Notes shall be made without any setoff or other counterclaim, and free and clear of and without deduction for or on account of any present or future Taxes now or hereafter imposed by any governmental or other authority, except to the extent that such deduction or withholding is compelled by law. As used herein, the term "Taxes" shall include all income, excise and other taxes of whatever nature (other than taxes based on or measured by the net income of the Payee (or franchise taxes in lieu thereof) and imposed by the government or other authority of the country, state or political subdivision in which such Payee is incorporated or in which its principal executive office or the office through which the Payee is acting is located ("Excluded Taxes")) as well as all levies, imposts, duties, charges, or fees of whatever nature. If the Borrower is compelled by law to make any such deductions or withholdings it will:

                      (i) pay to the relevant authorities the full amount
                  required to be so withheld or deducted;

                      (ii) except to the extent that such deduction or
                  withholding results from a breach by any Payee of the representations and covenants contained in Section 2.9(b) or the relevant Assignment Certificate, pay such additional amounts (including, without limitation, any penalties, interest or expenses) as may be necessary in order that the net amount received by each Payee after such deductions or withholdings (including any required deduction or withholding on such additional amounts) shall equal the amount such Payee would have received had no such deductions or withholdings been made; and

                      (iii) promptly forward to the Agent (for delivery to such
                  Payee) an official receipt or other documentation reasonably satisfactory to the Agent evidencing such payment to such authorities.

                  (b) If any Taxes otherwise payable by the Borrower pursuant to
     Section 2.9(a) are directly asserted against any Payee, such Payee may pay such Taxes and the Borrower promptly shall reimburse such Payee to the full extent otherwise required by such Section. The obligations of the Borrower under this Section 2.9 shall survive any termination of this Agreement. Each Lender by its execution of this Agreement represents (and each Additional Lender by its execution of any Assignment Certificate pursuant to Section 8.10 shall be deemed to represent) to each other Lender, the Agent and the Borrower that if such Lender or Additional Lender is organized under the laws of any jurisdiction other than the United States or any state thereof, such Lender or Additional Lender has furnished to the Agent and the Borrower either U.S. Internal Revenue Service Form W-8BEN, or U.S. Internal

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

     Revenue Service Form W-8ECI, as applicable (wherein such Lender claims entitlement to complete exemption from U.S. Federal withholding tax on all interest payments hereunder).

                  (c) The amount that the Borrower shall be required to pay to any Lender pursuant to Section 2.9(a) or 2.9(b) shall be reduced by the amount of any offsetting tax benefit which such Lender receives as a result of the Borrower's payment to the relevant authorities as reasonably determined by such Lender; provided, however, that (i) such Lender shall be the sole judge of the amount of such tax benefit and the date on which it is received, (ii) no Lender shall be obliged to disclose information regarding its tax affairs or tax computations, (iii) nothing herein shall interfere with a Lender's right to manage its tax affairs in whatever manner it sees fit, and (iv) if such Lender shall subsequently determine that it has lost the benefit of all or a portion of such tax benefit, the Borrower shall promptly remit to such Lender the amount certified by such Lender to be the amount necessary to restore such Lender to the position it would have been in if no payment had been made pursuant to this Section 2.9(c).

                  (d) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Agent or the Borrower did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Agent or the Borrower of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Agent or the Borrower, as applicable, fully for all amounts paid, directly or indirectly, by the Agent or the Borrower, as applicable, as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent or the Borrower, as applicable, under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Agent or the Borrower, as applicable, which attorneys may be employees of the Agent or the Borrower, as applicable). The obligations of each Lender under this Section 2.9(d) shall survive the payment of the Obligations and termination of this Agreement.

SECTION 2.10 FUNDING LOSSES.

Upon demand by any Lender (which demand shall be accompanied by a statement setting forth the basis for the calculations of the amount being claimed), the Borrower shall indemnify that Lender against any loss or expense which that Lender may have sustained or incurred (including, without limitation, any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by that Lender to fund or maintain LIBO Rate Fundings) or which that Lender may be deemed to have sustained or incurred, as reasonably determined by that Lender, (i) as a consequence of any failure by the Borrower to make any payment when due of any amount due hereunder in connection with

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

any LIBO Rate Fundings, (ii) due to any failure of the Borrower to borrow or convert any LIBO Rate Fundings on a date specified therefor in a notice thereof or (iii) due to any payment or prepayment of any LIBO Rate Funding on a date other than the last day of the applicable Interest Period for such LIBO Rate Funding. For this purpose, all notices under Section 2.2(b) shall be deemed to be irrevocable.

SECTION 2.11 DISCRETION OF LENDERS AS TO MANNER OF FUNDING.

Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain all or any part of its LIBO Rate Fundings in any manner it deems fit, it being understood, however, that for the purposes of this Agreement (specifically including, without limitation, Section 2.10 hereof) all determinations hereunder shall be made as if that Lender had actually funded and maintained each LIBO Rate Funding during each Interest Period for such LIBO Rate Funding through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the appropriate LIBO Rate for such Interest Period.

SECTION 2.12 CONCLUSIVENESS OF STATEMENTS; SURVIVAL OF PROVISIONS.

Determinations and statements of any Lender pursuant to Section 2.8 and 2.10 shall be conclusive absent demonstrable error. Without limiting the generality of the foregoing, the Borrower shall have no right to review any records of any Lender or its other customers to determine the accuracy of any statement by that Lender under Section 2.8(a) or 2.8(b) regarding that Lender's demands upon other customers of that Lender. Each Lender may use reasonable averaging and attribution methods in determining compensation pursuant to such Sections 2.8 and 2.10 and the provisions of Sections 2.8 and 2.10 shall survive termination of this Agreement.

SECTION 2.13 USE OF PROCEEDS.

The Borrower shall use the proceeds of the Advances to satisfy its obligations with respect to the Refinanced Bonds.

SECTION 2.14  COMPUTATION OF INTEREST AND FEES.

All interest determined at the Floating Rate will be calculated based on the actual days elapsed in a year of 365 or 366 days, as the case may be. All interest determined at the LIBO Rate and all fees hereunder shall be computed on the basis of actual number of days elapsed in a year of 360 days.

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

                                   ARTICLE III
                              CONDITIONS PRECEDENT

SECTION 3.1  DOCUMENTARY CONDITIONS PRECEDENT.

The obligation of each Lender to make its Advance is subject to the condition precedent that each Lender shall have received on or before the day of the Advance, and in any event on or before July 18, 2003, all of the following, each dated (unless otherwise indicated) as of the date hereof, in form and substance satisfactory to each Lender:

                  (a) The Notes, properly executed on behalf of the Borrower.

                  (b) The Pledge Agreement, properly executed on behalf of the Borrower.

                  (c) The Bonds, properly issued by the Borrower.

                  (d) A certificate of the secretary or assistant secretary of the Borrower (i) certifying that the execution, delivery and performance of the Loan Documents and other documents contemplated hereunder to which the Borrower is a party have been duly approved by all necessary action of the board of directors of the Borrower, and attaching true and correct copies of the applicable resolutions granting such approval, (ii) certifying that attached to such certificate are true and correct copies of the articles of incorporation and bylaws of the Borrower, together with such copies, and
     (iii) certifying the names of the officers of the Borrower that are authorized to sign the Loan Documents and other documents contemplated hereunder, together with the true signatures of such officers. The Lenders may conclusively rely on such certificate until they shall receive a further certificate of the secretary or assistant secretary of the Borrower canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate.

                  (e) A certificate of good standing of the Borrower from the Secretary of State of the State of Minnesota dated not more than ten days before such date.

                  (f) A signed copy of an opinion of counsel for the Borrower, addressed to the Lenders substantially in the form of Exhibit E.

                  (g) All fees required to be paid as of the date hereof pursuant to this Agreement or any Fee Letter.

                  (h) Such other documents as the Agent or the Required Lenders may deem necessary or advisable in connection with the issuance of the Bonds.

SECTION 3.2  ADDITIONAL CONDITIONS PRECEDENT TO ADVANCES.

The obligation of each Lender to make its Advance shall be subject to the further conditions precedent that on the date of the Advance:

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

                  (a) the representations and warranties contained in Article IV are correct on and as of the date of the Advance as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and

                  (b) no event has occurred and is continuing, or would result from the Advance, which constitutes a Default or an Event of Default.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lenders as follows:

SECTION 4.1  EXISTENCE AND POWER.

The Borrower and its Material Subsidiaries are each corporations duly incorporated, validly existing and in good standing under the laws of their respective jurisdictions, and are each duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary, except where failure to be so licensed or qualified would not have a Material Adverse Effect. The Borrower has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, the Loan Documents, the Bonds and the Indenture.

SECTION 4.2 AUTHORIZATION OF BORROWING; NO CONFLICT AS TO LAW OR AGREEMENTS.

                  (a) The execution, delivery and performance by the Borrower of the Loan Documents, the Indenture and the Bonds, the borrowings hereunder, the issuance of the Bonds, and the consummation of the transactions herein and therein contemplated, have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the shareholders of the Borrower, or any authorization, consent, approval, order, filing, registration or qualification by or with any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, other than those consents described in Schedule 4.2, each of which has been obtained and is in full force and effect, and such consents, approvals, authorizations, registrations or qualifications as may be required and have been made or obtained under state securities or Blue Sky laws in connection with the offer and sale of the Bonds to the Agent, (ii) violate any provision of any law, rule or regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System and Section 7 of the Exchange Act or any regulation promulgated thereunder) or of any order, writ, injunction or decree presently in effect having applicability to the Borrower or of the Articles of Incorporation or Bylaws of the Borrower, (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower or any Material Subsidiary is a party or by which it or its properties may be bound or affected, or (iv) result in, or require, the creation or imposition of any Lien or other charge or encumbrance of any nature (other than the Lien created under the

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

     Pledge Agreement and the Lien of the Bonds under the Indenture) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower or any Material Subsidiary.

                  (b) The MPUC has issued its Authorizing Order authorizing the issuance of securities of the Borrower and the incurrence by the Borrower of debt so long as (1) the Borrower's total capitalization does not exceed $3,560,000,000 (or any higher amount so long as total capitalization does not exceed $3,560,000,000 for more than 60 days without prior MPUC approval) and (2) the Borrower's equity ratio falls in the range between
     46.78 and 63.29 percent (or any higher or lower percentages so long as the equity ratio does not deviate from this range for more than 60 days without prior MPUC approval). All Obligations incurred hereunder will constitute debt for purposes of such Authorizing Order. As of the date hereof, the Borrower's total capitalization (including Advances hereunder in an aggregate amount equal to the aggregate Commitment Amounts) does not exceed $3,560,000,000 and Borrower's equity ratio is within the range of 46.78 to
     63.29 percent.

SECTION 4.3  LEGAL AGREEMENTS.

This Agreement, the other Loan Documents, the Bonds and the Indenture constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms. Without limiting the generality of the foregoing, the Bonds, when issued, will be duly executed, issued and delivered by the Borrower and duly authenticated by the Corporate Trustee, and will be entitled to the benefits provided by the Indenture.

SECTION 4.4  SUBSIDIARIES.

Schedule 4.4 hereto is a complete and correct list of all Material Subsidiaries as of March 31, 2003, and of the percentage of the ownership of the Borrower or any other Subsidiary in each as of the date of this Agreement. Except as otherwise indicated in that Schedule, all shares of each Material Subsidiary owned by the Borrower or by any such other Subsidiary are validly issued and fully paid and nonassessable.

SECTION 4.5  FINANCIAL CONDITION.

The Borrower has heretofore furnished to the Lenders its audited financial statement as of December 31, 2002, and its unaudited interim financial statement as of March 31, 2003. Those financial statements fairly present the financial condition of the Borrower and its Subsidiaries on the dates thereof and the consolidated results of their operations and cash flows for the periods then ended, and were prepared in accordance with GAAP.

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

SECTION 4.6  ADVERSE CHANGE.

There has been no material adverse change in the business, properties or condition (financial or otherwise) of the Borrower since the date of the latest financial statement referred to in Section 4.5.

SECTION 4.7  LITIGATION.

Except as set forth in the financial statements or other reports of the type referred to in Section 5.1 hereof and that have been delivered to the Lenders on or prior to the date hereof, there are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary or the properties of the Borrower or any Subsidiary before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, in which, there is a reasonable possibilities of an adverse decision to the Borrower or that Subsidiary, that could result in a Material Adverse Effect.

SECTION 4.8  HAZARDOUS SUBSTANCES.

Except as set forth in the financial statements or other reports of the type referred to in Section 5.1 hereof that have been delivered to Lenders on or prior to the date hereof, (i) the Borrower and it subsidiaries (1) are in substantial compliance with any and all applicable Environmental Laws, (2) have received all material permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and
(3) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect, and (ii) the Borrower has concluded that the costs and expenses associated with the effect of Environmental Laws on the business, operations and properties of the Borrower and its subsidiaries, and their compliance with such laws, would not, singly or in the aggregate, have a Material Adverse Effect.

SECTION 4.9  REGULATION U.

The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

SECTION 4.10  TAXES.

The Borrower and its Subsidiaries have each paid or caused to be paid to the proper authorities when due all material federal, state and local taxes required to be withheld by them. The Borrower and its Subsidiaries have each filed all material federal, state and local

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

tax returns which to the knowledge of the officers of the Borrower are required to be filed, and the Borrower and its Subsidiaries have each paid or caused to be paid to the respective taxing authorities all material taxes as shown on said returns or on any assessment received by them to the extent such taxes have become due, other than taxes whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which the Borrower or Subsidiary has provided adequate reserves in accordance with GAAP.

SECTION 4.11  TITLES AND LIENS.

The Borrower or one of its Subsidiaries has good title to each of the properties and assets reflected in the latest balance sheet referred to in Section 4.5 (other than any sold, as permitted by Section 6.2), free and clear of all Liens and encumbrances, except for the Lien of the Indenture or Liens permitted by the Indenture and Liens granted by Subsidiaries.

SECTION 4.12  ERISA.

No Plan had an accumulated funding deficiency (as such term is defined in Section 302 of ERISA) in excess of $1,000,000 as of the last day of the most recent fiscal year of such Plan ended prior to the date hereof, and no liability to the PBGC (other than for premiums due for the current premium period under Section 4007 of ERISA) or the Internal Revenue Service in excess of such amount has been, or is expected by the Borrower, any Subsidiary or any ERISA Affiliate to be, incurred with respect to any Plan. Except as otherwise disclosed in public filings by the Borrower, neither the Borrower nor any Material Subsidiary has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Subtitle B of Title I of ERISA.

SECTION 4.13 INVESTMENT COMPANY ACT.

The Borrower is not, and after giving effect to the offer and sale of the Bonds, will not be an "investment company," as such term is defined in the Investment Company Act.

SECTION 4.14 PUBLIC UTILITY HOLDING COMPANY ACT.

The Borrower is exempt from all provisions of PUHCA and the rules and regulations thereunder, except for Section 9(a)(2) and the rules and regulations thereunder, and the execution and delivery by the Borrower of the Agreement and the transactions contemplated thereby do not violate any provision of PUHCA or any rule or regulation thereunder.

SECTION 4.15 SECURITIES LAW MATTERS.

                  (a) When the Bonds are issued and delivered pursuant to this Agreement and the Indenture, the Bonds will not be of the same class (within the meaning of Rule 144A under the Act) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

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

                  (b) The Borrower is subject to Section 13 or 15(d) of the Exchange Act.

                  (c) Neither the Borrower, nor any person acting on its behalf, has offered or sold (nor will offer or sell prior to the delivery of the Bonds to the Agent) the Bonds by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act.

                  (d) Within the preceding six months, neither the Borrower nor any other person acting on behalf of the Borrower has offered or sold to any person any Bonds, or any securities of the same or a similar class as the Bonds, other than Bonds delivered to the Agent hereunder. The Borrower will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act) of any Bonds or any substantially similar security issued by the Borrower, within six months subsequent to the delivery of the Bonds to the Agent, is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Bonds contemplated by this Agreement as a transaction exempt from the registration provisions of the Act.

                  (e) No registration of the Bonds under the Act is required for the offer and sale of the Bonds to the Agent in the manner contemplated by this Agreement.

SECTION 4.16 INDENTURE.

                  (a) The aggregate principal amount of bonds outstanding under the Indenture (excluding the Bonds but including the Refinanced Bonds) is $576,000,000.

                  (b) There has been no discharge of the Indenture with respect to the Borrower.

                  (c) Substantially all of the electric utility assets, whether real, personal or mixed, of the Borrower is subject to the Lien of the Indenture.

                  (d) True and complete copies of the Indenture and all amendments and supplements to and restatements of the Indenture have been delivered to counsel for the Agent.

                  (e) It is not necessary in connection with the offer, sale, and delivery of the Bonds to the Agent on behalf of the Lenders to qualify the Indenture under the Trust Indenture Act.

SECTION 4.17 AUTHENTICATION OF BONDS.

All covenants and conditions precedent to the authentication and delivery of the Bonds will be complied with upon payment in full of the Refinanced Bonds with the proceeds of the Advances.

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

SECTION 4.18 INSURANCE.

The properties of the Borrower and its Material Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, to the extent and in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower and such Material Subsidiaries operate.

SECTION 4.19 COMPLIANCE WITH LAWS.

The Borrower and its Material Subsidiaries have complied in all material respects with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective properties, assets and rights.

                                    ARTICLE V
                              AFFIRMATIVE COVENANTS

So long as any Note shall remain unpaid or the Facility shall be outstanding, the Borrower will comply with the following requirements, unless the Required Lenders shall otherwise consent in writing:

SECTION 5.1  REPORTING.

The Borrower will deliver to each Lender:

                  (a) As soon as available, and in any event within 120 days after the end of each fiscal year of the Borrower, a copy of the annual audit report of the Borrower prepared on a consolidated basis with the unqualified opinion of independent certified public accountants reasonably selected by the Borrower, which annual report shall include the consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income, shareholders' equity and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, all in reasonable detail and all prepared in accordance with GAAP, together with, if requested by any Lender, a copy of such accountants' management letter issued to the Borrower for such year.

                  (b) As soon as available and in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year, consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such quarter and related consolidated and consolidating statements of earnings and cash flows of the Borrower and its Subsidiaries for such quarter and for the year to date, in reasonable detail and stating in comparative form the figures for the corresponding date and period in the previous year to the extent required in Form 10-Q, all prepared in accordance with GAAP, subject to year-end audit adjustments.

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

                  (c) Concurrent with the delivery of any financial statements under subsection (a) or (b), a Compliance Certificate, duly executed by the chief financial officer of the Borrower.

                  (d) Promptly upon their distribution, copies of all financial statements, reports and proxy statements which the Borrower shall have sent to its shareholders.

                  (e) Promptly after the sending or filing thereof, copies of all regular and periodic financial reports which the Borrower shall file with the SEC or any national securities exchange.

                  (f) Immediately after the commencement thereof, notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting the Borrower of the type described in Section
     4.7 or which seek a monetary recovery against the Borrower in excess of $5,000,000.

                  (g) As promptly as practicable (but in any event not later than five business days) after an officer of the Borrower obtains knowledge of the occurrence of any Default or Event of Default, notice of such occurrence, together with a detailed statement by a responsible officer of the Borrower or the appropriate Subsidiary of the steps being taken by the Borrower or the appropriate Subsidiary to cure the effect of such event.

                  (h) Promptly upon becoming aware of any ERISA Event or any prohibited transaction (as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA) in connection with any Plan or any trust created thereunder, a written notice specifying the nature thereof, what action the Borrower has taken, is taking or proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, the PBGC or the Department of Labor with respect thereto.

                  (i) Promptly upon their receipt or filing, copies of (i) all notices received by the Borrower, any Subsidiary or any ERISA Affiliate of the PBGC's intent to terminate any Plan or to have a trustee appointed to administer any Plan, and (ii) all notices received by the Borrower, any Subsidiary or any ERISA Affiliate from a Multiemployer Plan concerning the imposition of withdrawal liability on Borrower, any Subsidiary or an ERISA Affiliate pursuant to Section 4202 of ERISA or the amount of any such withdrawal liability.

                  (j) Upon request of any Lender, copies of the most recent annual report (Form 5500 Series), including any supporting schedules, filed by the Borrower, any Material Subsidiary or any ERISA Affiliate with the Employee Benefit Security Administration with respect to any Plan.

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

                  (k) Such information (in addition to that specified elsewhere in this Section) respecting the financial condition and results of operations of the Borrower as any Lender may from time to time reasonably request.

SECTION 5.2  BOOKS AND RECORDS; INSPECTION AND EXAMINATION.

The Borrower will keep, and will cause each Material Subsidiary to keep, accurate books of record and account for itself in which true and complete entries will be made in accordance with GAAP and, upon request of any Lender, will give any representative of any Lender access to, and permit such representative to examine, copy or make extracts from, any and all books, records and documents in its possession, to inspect any of its properties and to discuss its affairs, finances and accounts with any of its principal officers, all at such times during normal business hours and as often as any Lender may reasonably request.

SECTION 5.3  COMPLIANCE WITH LAWS.

The Borrower will, and will cause each Subsidiary to, comply with the requirements of applicable laws and regulations, the noncompliance with which would have a Material Adverse Effect.

SECTION 5.4  PAYMENT OF TAXES AND OTHER CLAIMS.

The Borrower will pay or discharge, and will cause each Subsidiary to pay or discharge, when due, (a) all material taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto,
(b) all material federal, state and local taxes required to be withheld by it, and (c) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien or charge upon any properties of the Borrower; provided, that neither the Borrower nor any Subsidiary shall be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary has provided adequate reserves in accordance with GAAP.

SECTION 5.5  MAINTENANCE OF PROPERTIES.

The Borrower will keep and maintain, and will cause each Material Subsidiary to keep and maintain, all of its properties necessary or useful in its business in good condition, repair and working order; provided, however, that nothing in this Section shall prevent the Borrower from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of the Borrower or the appropriate Subsidiary, desirable in the conduct of its business and not disadvantageous in any material respect to any Lender as holder of the Notes.

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

SECTION 5.6  INSURANCE.

The Borrower will, and will cause each Material Subsidiary to, obtain and maintain insurance with insurers believed by the Borrower to be responsible and reputable, to the extent and in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates.

SECTION 5.7  PRESERVATION OF EXISTENCE.

The Borrower will, and will cause each Material Subsidiary to, preserve and maintain its existence as a separate legal entity and all of its rights, privileges and franchises; provided, however, that nothing in this Section 5.7 shall prohibit any transaction expressly permitted under Section 6.4.

SECTION 5.8  LEVERAGE RATIO.

The Borrower will at all times maintain its Leverage Ratio, determined as of each Covenant Compliance Date, at not more than sixty percent (60%).

SECTION 5.9 INTEREST COVERAGE RATIO.

The Borrower will at all times maintain its Interest Coverage Ratio, determined as of the end of each fiscal quarter of the Borrower, at not less than 3.0 to 1.

SECTION 5.10 DELIVERY OF INFORMATION.

At any time when the Borrower is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Bonds, the Borrower agrees to furnish at its expense, upon request, to holders of Bonds and prospective purchasers of securities information satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Act.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

So long as any Note shall remain unpaid, the Borrower agrees that, without the prior written consent of the Required Lenders:

SECTION 6.1  DIVIDENDS.

The Borrower will not declare or pay any dividend (other than dividends payable solely in stock of the Borrower) on any class of its stock or make any payment on account of the purchase, redemption or other retirement of any shares of such stock or make any distribution in respect thereof, either directly or indirectly, at any time following and during the continuance of any Event of Default arising under Section 7.1(a) or (b).

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

SECTION 6.2  SALE OF ASSETS.

The Borrower will not, and will not permit any Material Subsidiary to, sell, lease, assign, transfer or otherwise dispose of its assets (whether in one transaction or in a series of transactions) to any other Person other than (i) in the ordinary course of business, (ii) dispositions of property no longer used or useful in the business of the Borrower or any Subsidiary, (iii) dispositions of assets the net proceeds of which are invested or re-invested, or held in cash or cash-equivalents for reinvestment, in the Borrower's or its Material Subsidiaries' existing businesses, (iv) the sale of the Water Assets or the assets of any other Subsidiary of the Borrower as to which the Borrower has announced on or prior to June 30, 2003, that it will discontinue the operations of such Subsidiary, (v) assets sold under the AFC Program, (vi) the offering of shares of any Subsidiary, (vii) the disposition of all or part of the Borrower's Taconite Harbor Energy Center, or (viii) the disposition of unimproved real property not necessary for the operation of the Borrower's or its Subsidiaries' business, as determined by the Borrower in its reasonable discretion; provided, however, that a wholly-owned Subsidiary of the Borrower may sell, lease, or transfer all or a substantial part of its assets to the Borrower or another wholly-owned Subsidiary of the Borrower, and the Borrower or such other wholly-owned Subsidiary, as the case may be, may acquire all or substantially all of the assets of the Subsidiary so to be sold, leased or transferred to it, and any such sale, lease or transfer shall not be included in determining if the Borrower and/or its Subsidiaries disposed of its Assets.

SECTION 6.3 TRANSACTIONS WITH AFFILIATES.

The Borrower will not make any loan or capital contribution to, or any other investment in, any Affiliate, or pay any dividend to any Affiliate of the Borrower, or make any other cash transfer to any Affiliate of the Borrower; provided, however, that the foregoing shall not prohibit any of the following:

                  (a) Transactions made upon fair and reasonable terms no less favorable to the Borrower than would obtain, taking into account all facts and circumstances, in a comparable arm's-length transaction with a Person not an Affiliate of the Borrower.

                  (b) Distributions to the extent not prohibited by Section 6.1.

                  (c) Transactions with Affiliates which are subject to the jurisdiction of the Federal Energy Regulatory Commission ("FERC"), the SEC or the MPUC.

                  (d) Contributions of capital to Subsidiaries.

                  (e) Assumption of any debt of ADESA by the Borrower in connection with an initial public offering of ADESA.

ALLETE CREDIT AGREEMENT               -32-

SECTION 6.4  CONSOLIDATION AND MERGER.

The Borrower will not consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all of the assets of any other Person; provided, however, that the restrictions contained in this Section shall not apply to or prevent the consolidation or merger of any Person with, or a conveyance or transfer of its assets to, the Borrower so long as (i) no Default or Event of Default exists at the time of, or will be caused by, such consolidation, merger, conveyance or transfer, and (ii) the Borrower shall be the continuing or surviving corporation.

SECTION 6.5  HAZARDOUS SUBSTANCES.

The Borrower will not, and will not permit any Material Subsidiary to, cause or permit any Hazardous Substance to be disposed of on, under or at any real property which is operated by the Borrower or in which the Borrower has any interest, in any manner which might result in a Material Adverse Effect.

SECTION 6.6  RESTRICTIONS ON NATURE OF BUSINESS.

The Borrower will not, and will not permit any Subsidiary to, engage in any line of business materially different from that presently engaged in by the Borrower or such Subsidiary.

SECTION 6.7 SECURITIES LAWS.

The Borrower agrees with the Agent:

                  (a) Not to be or become, at any time prior to the expiration of three years after the delivery of the Bonds, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

                  (b) During the period of two years after the delivery of the Bonds, the Borrower will not, and will not permit any of its "affiliates" (as defined in Rule 144 under the Act) to, resell any of the Bonds which constitute "restricted securities" under Rule 144 that have been reacquired by any of them; and

                  (c) Until at least six months after the offer of the Bonds hereunder has been terminated, neither the Borrower nor any person will on the Borrower's behalf offer the Bonds, or any substantially similar security of the Borrower for sale to, or solicit offers to buy any such security from, any person, it being understood that such agreement is made with a view to bringing the offer and sale of the Bonds hereunder within the exception provided by Section 4(2) of the Act and Rule 506 thereunder.

ALLETE CREDIT AGREEMENT               -33-

                                   ARTICLE VII

                     EVENTS OF DEFAULT, RIGHTS AND REMEDIES

SECTION 7.1  EVENTS OF DEFAULT.

"Event of Default", wherever used herein, means any one of the following events:

                  (a) Default in the payment of any principal of or interest on any Note when it becomes due and payable.

                  (b) The Borrower or any Affiliate of the Borrower shall assert that the Pledge Agreement or the Bonds are unenforceable in accordance with their terms; or the principal amount outstanding under the Bonds shall at any time be less than the aggregate Obligations.

                  (c) Default in the performance, or breach, of any covenant or agreement on the part of the Borrower contained in any Financial Covenant.

                  (d) Default in any material respect in the performance, or breach, of any covenant or agreement of the Borrower in this Agreement (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and the continuance of such default or breach for a period of 30 days after the Lenders have given notice to the Borrower specifying such default or breach and requiring it to be remedied.

                  (e) Any representation or warranty made by the Borrower in this Agreement or by the Borrower (or any of its officers) in any certificate, instrument, or statement contemplated by or made or delivered pursuant to or in connection with this Agreement, shall prove to have been incorrect or misleading in any material respect when made.

                  (f) A default under any bond, debenture, note or other evidence of indebtedness of the Borrower (other than to the Lenders) or under any indenture or other instrument under which any such evidence of indebtedness has been issued or by which it is governed and the expiration of the applicable period of grace, if any, specified in such evidence of indebtedness, indenture or other instrument; provided, however, that no Event of Default shall be deemed to have occurred under this subsection if the aggregate amount owing as to all such indebtedness as to which such defaults have occurred and are continuing is less than $10,000,000; provided, however, that if such default shall be cured by the Borrower, or waived by the holders of such indebtedness, in each case prior to the commencement of any action under Section 7.2 and as may be permitted by such evidence of indebtedness, indenture or other instrument, then the Event of Default hereunder by reason of such default shall be deemed likewise to have been thereupon cured or waived.

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

                  (g) An event of default shall occur under the Pledge Agreement or any other security agreement, mortgage, deed of trust, assignment or other instrument or agreement directly or indirectly securing the Obligations.

                  (h) The Borrower or any Material Subsidiary shall be adjudicated a bankrupt or insolvent, or admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of creditors; or the Borrower or any Material Subsidiary shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or for all or any substantial part of its property; or such receiver, trustee or similar officer shall be appointed without the application or consent of the Borrower or such Material Subsidiary, and such appointment shall continue undischarged for a period of 60 days; or the Borrower or any Material Subsidiary shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against the Borrower or any Material Subsidiary and shall continue undischarged for 60 days; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of the Borrower or any Material Subsidiary and such judgment, writ, or similar process shall not be released, vacated, stayed or fully bonded within 60 days after its issue or levy.

                  (i) A petition shall be filed by the Borrower or any Material Subsidiary under the United States Bankruptcy Code naming the Borrower or that Material Subsidiary as debtor; or an involuntary petition shall be filed against the Borrower or any Material Subsidiary under the United States Bankruptcy Code, and such petition shall not have been dismissed within 30 days after such filing; or an order for relief shall be entered in any case under the United States Bankruptcy Code naming the Borrower or any Material Subsidiary as debtor.

                  (j) A Change of Control shall occur without the prior written consent of the Required Lenders.

                  (k) The rendering against the Borrower of a final judgment, decree or order for the payment of money in excess of $5,000,000 and the continuance of such judgment, decree or order unsatisfied and in effect for any period of 30 consecutive days without a stay of execution.

                  (l) A writ of attachment, garnishment, levy or similar process shall be issued against or served upon the Agent with respect to (i) any property of the Borrower in the possession of the Agent, or (ii) any indebtedness of any Lender to the Borrower.

                  (m) Any Plan shall have been terminated, or a trustee shall have been appointed by an appropriate United States District Court to administer any Plan, or the PBGC shall have instituted proceedings to terminate any Plan or to appoint a

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

     trustee to administer any Plan, or withdrawal liability shall have been asserted against the Borrower, any Material Subsidiary or any ERISA Affiliate by a Multiemployer Plan; or the Borrower, any Material Subsidiary or any ERISA Affiliate shall have incurred liability to PBGC (other than for premiums due for the current premium period under Section 4007 of ERISA), the Internal Revenue Service, the Department of Labor or Plan participants (other than for benefit claims in the normal course) with respect to any Plan; or any ERISA Event that the Required Lenders may determine in good faith could reasonably be expected to constitute grounds for the termination of any Plan, for the appointment by the appropriate United States District Court of a trustee to administer any Plan or for the imposition of withdrawal liability with respect to a Multiemployer Plan, shall have occurred and be continuing 30 days after written notice to such effect shall have been given to the Borrower by the Lenders, but only if in each case, the event could reasonably be expected to result in a Material Adverse Effect on the Borrower, any Material Subsidiary or an ERISA Affiliate.

SECTION 7.2  RIGHTS AND REMEDIES.

Upon the occurrence of an Event of Default or at any time thereafter until such Event of Default is cured to the written satisfaction of the Required Lenders, the Agent may, with the consent of the Required Lenders, and shall, at the request of the Required Lenders, exercise any or all of the following rights and remedies:

                  (a) The Agent may, by notice to the Borrower, declare the Obligations to be forthwith due and payable, whereupon the Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.

                  (b) The Lenders may, without notice to the Borrower and without further action, apply any and all money owing by any Lender to the Borrower to the payment of the Obligations. For purposes of this subsection
     (b), "Lender" means the Lenders, as defined elsewhere in this Agreement, and any participant in the Advances; provided, however, that each such participant, by exercising its rights under this subsection (b), agrees that it shall be obligated under Section 8.4 with respect to such payment as if it were a Lender for purposes of that Section.

                  (c) The Agent may exercise and enforce its rights and remedies under the Pledge Agreement.

                  (d) The Lenders may exercise any other rights and remedies available to them by law or agreement.

Notwithstanding the foregoing, upon the occurrence of an Event of Default described in Section 7.1(h) or (i) hereof, the Obligations shall be immediately due and payable without presentment, demand, protest or notice of any kind.

ALLETE CREDIT AGREEMENT               -36-

                                  ARTICLE VIII
                                    THE AGENT

SECTION 8.1  AUTHORIZATION.

Each Lender and the holder of each Note irrevocably appoints and authorizes the Agent to act on behalf of such Lender or holder to the extent provided herein or in any document or instrument delivered hereunder or in connection herewith, and to take such other action as may be reasonably incidental thereto.

SECTION 8.2  DISTRIBUTION OF PAYMENTS AND PROCEEDS.

                  (a) After deduction of any costs of collection as hereinafter provided, the Agent shall remit to each Lender that Lender's Percentage of all payments of principal, interest and fees that are received by the Agent under the Loan Documents. Each Lender's interest in the Loan Documents shall be payable solely from payments, collections and proceeds actually received by the Agent under the Loan Documents; and the Agent's only liability to the Lenders hereunder shall be to account for each Lender's Percentage of such payments, collections and proceeds in accordance with this Agreement. If the Agent is ever required for any reason to refund any such payments, collections or proceeds, each Lender will refund to the Agent, upon demand, its Percentage of such payments, collections or proceeds, together with its Percentage of interest or penalties, if any, payable by the Agent in connection with such refund. The Agent may, in its sole discretion, make payment to the Lenders in anticipation of receipt of payment from the Borrower. If the Agent fails to receive any such anticipated payment from the Borrower, each Lender shall promptly refund to the Agent, upon demand, any such payment made to it in anticipation of payment from the Borrower, together with interest for each day on such amount until so refunded at a rate equal to the Federal Funds Rate for each such date.

                  (b) Notwithstanding the foregoing, if any Lender has wrongfully refused to fund its Percentage of any Advance as required hereunder, or if the principal balance of any Lender's Note is for any other reason less than its Percentage of the aggregate principal balances of the Notes then outstanding, the Agent may remit all payments received by it to the other Lenders until such payments have reduced the aggregate amounts owed by the Borrower to the extent that the aggregate amount owing to such Lender hereunder is equal to its Percentage of the aggregate amount owing to all of the Lenders hereunder. The provisions of this subsection are intended only to set forth certain rules for the application of payments, proceeds and collections in the event that a Lender has breached its obligations hereunder and shall not be deemed to excuse any Lender from such obligations.

SECTION 8.3  EXPENSES.

All payments, collections and proceeds received or effected by the Agent may be applied, first, to pay or reimburse the Agent for all costs, expenses, damages and liabilities at any

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

time incurred by or imposed upon the Agent in connection with this Agreement or any other Loan Document (including but not limited to all reasonable attorney's fees, foreclosure expenses and advances made to protect the security of collateral, if any, but excluding any costs, expenses, damages or liabilities arising from the gross negligence or willful misconduct of the Agent). If the Agent does not receive payments, collections or proceeds from the Borrower or its properties sufficient to cover any such costs, expenses, damages or liabilities within 30 days after their incurrence or imposition, each Lender shall, upon demand, remit to the Agent its Percentage of the difference between
(i) such costs, expenses, damages and liabilities, and (ii) such payments, collections and proceeds.

SECTION 8.4  PAYMENTS RECEIVED DIRECTLY BY LENDERS.

If any Lender or other holder of a Note shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise) on account of principal of or interest on any Note other than through distributions made in accordance with Section 8.2, such Lender or holder shall promptly give notice of such fact to the Agent and shall purchase from the other Lenders or holders such participations in the Notes held by them as shall be necessary to cause the purchasing Lender or holder to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender or holder, the purchase shall be rescinded and the purchasing Lender restored to the extent of such recovery (but without interest thereon).

SECTION 8.5  INDEMNIFICATION.

The Agent shall not be required to do any act hereunder or under any other document or instrument delivered hereunder or in connection herewith, or to prosecute or defend any suit in respect of this Agreement or the Notes or any documents or instrument delivered hereunder or in connection herewith unless indemnified to its satisfaction by the holders of the Notes against loss, cost, liability and expense (other than any such loss, cost, liability or expense attributable to the Agent's own gross negligence or willful misconduct). If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and not commence or cease to do the acts indemnified against until such additional indemnity is furnished.

SECTION 8.6  EXCULPATION.

                  (a) The Agent shall be entitled to rely upon advice of counsel concerning legal matters, and upon this Agreement, any Loan Document and any schedule, certificate, statement, report, notice or other writing which it in good faith believes to be genuine or to have been presented by a proper person. Neither the Agent nor any of its directors, officers, employees or agents shall (i) be responsible for any recitals, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of this Agreement, any Loan Document, or any other instrument or document delivered hereunder or in connection herewith, (ii) be

ALLETE CREDIT AGREEMENT               -38-
     responsible for the validity, genuineness, perfection, effectiveness, enforceability, existence, value or enforcement of any collateral security,
     (iii) be under any duty to inquire into or pass upon any of the foregoing matters, or to make any inquiry concerning the performance by the Borrower or any other obligor of its obligations, or (iv) in any event, be liable as such for any action taken or omitted by it or them, except for its or their own gross negligence or willful misconduct. The appointment of Wells Fargo as Agent hereunder shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Wells Fargo in its individual capacity.

                  (b) The term, "agent", is used herein in reference to the Agent merely as a matter of custom. It is intended to reflect only an administrative relationship between the Agent and the Lenders, in each case as independent contracting parties. However, the obligations of the Agent shall be limited to those expressly set forth herein. In no event shall the use of such term create or imply any fiduciary relationship or any other obligation arising under the general law of agency, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

SECTION 8.7  AGENT AND AFFILIATES.

The Agent shall have the same rights and powers hereunder in its individual capacity as any other Lender, and may exercise or refrain from exercising the same as though it were not the Agent, and the Agent and its Affiliates may accept deposits from and generally engage in any kind of business with the Borrower as fully as if the Agent were not the Agent hereunder.

SECTION 8.8  CREDIT INVESTIGATION.

Each Lender acknowledges that it has made its own independent credit decision and investigation and taken such care on its own behalf as would have been the case had the Advances been made directly by such Lender to the Borrower without the intervention of the Agent or any other Lender. Each Lender agrees and acknowledges that the Agent makes no representations or warranties about the creditworthiness of the Borrower or any other party to this Agreement or with respect to the legality, validity, sufficiency or enforceability of this Agreement, any Loan Document, or any other instrument or document delivered hereunder or in connection herewith.

SECTION 8.9  RESIGNATION.

The Agent may resign as such at any time upon at least 30 days' prior notice to the Borrower and the Lenders. In the event of any resignation of the Agent, the Required Lenders shall as promptly as practicable appoint a Lender as a successor Agent; provided, however, that so long as no Default or Event of Default has occurred and is continuing at such time, no such successor Agent may be appointed without the prior written consent of the Borrower. If no such successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the resigning Agent's giving of notice of

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

resignation, then the resigning Agent may, on behalf of the Lenders, appoint a Lender as a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon be entitled to receive from the prior Agent such documents of transfer and assignment as such successor Agent may reasonably request and the resigning Agent shall be discharged from its duties and obligations under this Agreement. After any resignation pursuant to this Section, the provisions of this Section shall inure to the benefit of the retiring Agent as to any actions taken or omitted to be taken by it while it was an Agent hereunder.

SECTION 8.10  ASSIGNMENTS.

                  (a) Any Lender may, at any time, assign a portion of its Notes to an Eligible Lender (an "Applicant") on any date (the "Adjustment Date") selected by such Lender, subject to the terms and provisions of this
     Section 8.10. The aggregate principal amount of the Note so assigned in any assignment shall be not less than $5,000,000, and the assigning Lender shall retain at least $5,000,000 of such Note for its own account; provided, however, that the foregoing restriction shall not apply to a Lender assigning its entire Note to the Applicant. Any Lender proposing an assignment hereunder shall give notice of such assignment to the Agent and the Borrower at least ten Business Days prior to such assignment (unless the Agent consents to a shorter period of time). Such notice shall specify the identity of such Applicant and the Percentage which it proposes that such Applicant acquire. Any assignment hereunder may be made only with the prior written consent of the Agent and the Borrower; provided, however, that (i) in no event shall such consent be unreasonably withheld, and (ii) the consent of the Borrower shall not be required if a Default or Event of Default has occurred and is continuing at the time of such assignment.

                  (b) Subject to the prior written consent of the Agent and the Borrower (if applicable), to confirm the status of an Applicant as a party to this Agreement and to evidence the assignment of the applicable portion of the assigning Lender's Note in accordance herewith:

                      (i) the Borrower, such Lender, such Applicant, and the
                  Agent shall, on or before the Adjustment Date, execute and deliver to the Agent an Assignment Certificate (provided that, if a Default or Event of Default has occurred and is continuing on the applicable Adjustment Date, the assignment will be effective whether the Borrower signs it or not), in substantially the form of Exhibit D (an "Assignment Certificate"); and

                      (ii) the Borrower will, at its own expense and in exchange for the assigning Lender's Note, execute and deliver to the assigning Lender a new Note, payable to the order of the Applicant in an amount corresponding to the applicable interest in the assigning Lender's rights and obligations acquired by such Applicant pursuant to such assignment, and, if the assigning Lender has

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

                  retained interests in such rights and obligations, a new Note, payable to the order of that Lender in an amount corresponding to such retained interests. Such new Notes shall be in an aggregate principal amount equal to the principal amount of the Note to be replaced by such new Notes, shall be dated the effective date of such assignment and shall otherwise be in the form of the Note to be replaced thereby. Such new Notes shall be issued in substitution for, but not in satisfaction or payment of, the Note being replaced thereby.

     Upon the execution and delivery of such Assignment Certificate and such Notes, (A) this Agreement shall deemed to be amended to the extent, and only to the extent, necessary to reflect the addition of such Additional Lender and the resulting adjustment of Percentages arising therefrom, (B) the assigning Lender shall be relieved of all obligations hereunder to the extent of the reduction of all obligations hereunder and to the extent of the reduction of such Lender's Percentage, and (C) the Additional Lender shall become a party hereto and shall be entitled to all rights, benefits and privileges accorded to a Lender herein and in each other document or instrument executed pursuant hereto and subject to all obligations of a Lender hereunder, including the right to approve or disapprove actions which, in accordance with the terms hereof, require the approval of the Required Lenders or all Lenders, and the obligations to make Advances hereunder.

                  (c) In order to facilitate the addition of Additional Lenders hereto, the Borrower shall (subject to the written agreement of any prospective Additional Lender to be subject to the confidentiality provisions of Section 8.13) provide all reasonable assistance requested by each Lender and the Agent relating thereto, which shall not require undue effort or expense on the part of the Borrower, including, without limitation, the furnishing of such written materials and financial information regarding the Borrower as any Lender or the Agent may reasonably request, and the participation by officers of the Borrower in a meeting or teleconference call with any Applicant upon the reasonable request upon reasonable notice of any Lender or the Agent.

                  (d) Without limiting any other provision hereof:

                      (i) each Lender shall have the right at any time upon
                  written notice to the Borrower and the Agent (but without requiring the consent of the Borrower or the Agent) to sell, assign, transfer, or negotiate all or any part of its Notes, and other rights and obligations under this Agreement and the Loan Documents to one or more Affiliates of such Lender, provided that, unless consented to by the Borrower and the Agent (which consent shall not be unreasonably withheld), no such sale, assignment, transfer or negotiation shall relieve the transferring Lender from its obligations (to the extent such Affiliate does not fulfill its obligations) hereunder; and

                      (ii) each Lender shall have the right at any time upon
                  written notice to the Borrower and the Agent (but without requiring the consent of the

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

                  Borrower or the Agent) to sell, assign, transfer, or negotiate all or any part of its Notes, and other rights and obligations under this Agreement and the Loan Documents to one or more Lenders, and any such sale, assignment, transfer or negotiation shall relieve the transferring Lender from its obligations hereunder to the extent of the obligations so transferred (except, in any event, to the extent that the Borrower, any other Lender or the Agent has rights against such transferring Lender as a result of any default by such transferring Lender under this Agreement).

                  (e) Simultaneous with any assignment under this Section, the Lender making such assignment shall pay the Agent a transfer fee in the amount of $3,500.

                  (f) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC") of such Granting Lender, identified as such in writing from time to time by the Granting Lender to the Agent and the Borrower, the option to provide to the Borrower all or any part of any Advance that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Advance, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Advance, the Granting Lender shall be obligated to make such Advance pursuant to the terms hereof, (iii) such Granting Lender's other obligations under this Agreement shall remain unchanged, (iv) such Granting Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (v) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Granting Lender in connection with such Granting Lender's rights and obligations under this Agreement (including any rights and obligations assigned to such SPC). Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the applicable Granting Lender). All notices hereunder to any Granting Lender or the related SPC, and all payments in respect of the Obligations due to such Granting Lender or the related SPC, shall be made to such Granting Lender. In addition, each Granting Lender shall vote as a Lender hereunder without giving effect to any assignment under this subsection (f), and no SPC shall have any vote as a Lender under this Agreement for any purpose. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 8.10, any SPC may (i) with notice to, but without the prior written consent of, the Borrower or the Agent and without paying any transfer fee therefor, assign all or a portion of its interests in its right to repayment of any Advances to its Granting Lender or to any financial institutions providing liquidity

ALLETE CREDIT AGREEMENT               -42-
     and/or credit support to or for the account of such SPC to fund the Advances made by such SPC or to support the securities (if any) issued by such SPC to fund such Advances and (ii) disclose on a confidential basis, to the extent such disclosure would be permitted under Section 8.13 as if such SPC were a Lender, any non-public information relating to its Advances to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. No amendment to this subsection (f) that affects the rights of an SPC that has made an advance hereunder shall be effective without the consent of such SPC.

                  (g) Notwithstanding any other provision of this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement and that Lender's Note in favor of any Federal Reserve Lender in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

SECTION 8.11  PARTICIPATIONS

Each Lender may grant participations in a portion of its Notes to any Eligible Lender, upon prior written notice to the Agent but without the consent of the Agent or the Borrower, but only so long as the principal amount of the participation so granted is no less than $5,000,000 (or, if the participant is a Participating Affiliate, no less than $1,000,000). No holder of any such participation, other than an Affiliate of such Lender, shall be entitled to require such Lender to take or omit to take any action hereunder, except that such Lender may agree with such participant that such Lender will not, without such participant's consent, agree to any action described in Section 9.2(a). No Lender shall, as between the Borrower and such Lender, be relieved of any of its obligations hereunder as a result of any such granting of a participation. The Borrower hereby acknowledges and agrees that any participant described in this Section will, for purposes of Sections 2.8 and 2.9 only, be considered to be a Lender hereunder (provided that such participant shall not be entitled to receive any more than the Lender selling such participation would have received had such sale not taken place).

SECTION 8.12 LIMITATION ON ASSIGNMENTS AND PARTICIPATIONS.

Except as set forth in Sections 8.10 and 8.11, no Lender may assign any of its rights or obligations under, or grant any participation in, any Loan Document.

SECTION 8.13  DISCLOSURE OF INFORMATION.

                  (a) The Agent and the Lenders shall keep confidential (and cause their respective officers, directors, employees, agents and representatives to keep confidential) all information, materials and documents furnished by the Borrower and its Subsidiaries to the Agent or the Lenders (the "Disclosed Information"). Notwithstanding the foregoing, the Agent and each Lender may disclose Disclosed Information (i) to the Agent or any other Lender; (ii) to any Affiliate of any Lender in connection with the transactions contemplated hereby, provided that such Affiliate has been informed of the confidential nature of such information;
     (iii) to legal

ALLETE CREDIT AGREEMENT               -43-
     counsel, accountants and other professional advisors to the Agent or such Lender; (iv) to any regulatory body having jurisdiction over any Lender or the Agent; (v) to the extent required by applicable laws and regulations or by any subpoena or similar legal process, or requested by any governmental agency or authority, provided that Agent or Lender provides Borrower with prompt written notice of such proceeding so that Borrower may seek a protective order or other appropriate remedy; (vi) to the extent such Disclosed Information (A) becomes publicly available other than as a result of a breach of this Agreement, (B) becomes available to the Agent or such Lender on a non-confidential basis from a source other than the Borrower or a Subsidiary, or (C) can be shown by Agent or Lender to have been available to the Agent or such Lender on a non-confidential basis prior to its disclosure to the Agent or such Lender by the Borrower or a Subsidiary;
     (vii) to the extent the Borrower or such Subsidiary shall have consented to such disclosure in writing; (viii) to the extent reasonably deemed necessary by the Agent or any Lender in the enforcement of the remedies of the Agent and the Lenders provided under the Loan Documents; or (ix) in connection with any potential assignment or participation in the interest granted hereunder, provided that any such potential assignee or participant shall have executed a confidentiality agreement imposing on such potential assignee or participant substantially the same obligations as are imposed on the Agent and the Lenders under this Section 8.13.

                  (b) Notwithstanding anything herein to the contrary, information subject to this Section 8.13 shall not include, and the Agent and each Lender may disclose without limitation of any kind, any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Agent or such Lender relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Notes and transactions contemplated hereby. The Borrower and its Subsidiaries may also disclose without limitation the "tax treatment" and "tax structure" of the transactions contemplated hereby.

SECTION 8.14 AGENT NOT OFFERING BONDS.

Each Lender acknowledges that neither the Agent's taking possession of the Bonds, nor its exercise of remedies with respect to the Bonds and subsequent distribution of proceeds thereunder, constitutes or will constitute an offer of any security, a solicitation of an offer to buy any security, or a placement of any security.

ALLETE CREDIT AGREEMENT               -44-

                                   ARTICLE IX
                                  MISCELLANEOUS

SECTION 9.1  NO WAIVER; CUMULATIVE REMEDIES.

No failure or delay on the part of the Lenders in exercising any right, power or remedy under the Loan Documents shall operate as a waiver thereof; nor shall any Lender's acceptance of payments while any Default or Event of Default is outstanding operate as a waiver of such Default or Event of Default, or any right, power or remedy under the Loan Documents; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the Loan Documents. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

SECTION 9.2  AMENDMENTS, ETC.

No amendment or waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom shall be effective unless the same shall be in writing and signed by the Required Lenders (or by the Agent with the consent or at the request of the Required Lenders), and any such waiver shall be effective only in the specific instance and for the specific purpose for which given. Notwithstanding the foregoing:

                  (a) No such amendment or waiver shall be effective to do any of the following unless signed by each of the Lenders (or by the Agent with the consent or at the request of each of the Lenders):

                      (i) Increase the Commitment Amount of any Lender or extend the Maturity Date.

                      (ii) Permit the Borrower to assign its rights under this
                  Agreement.

                      (iii) Amend this Section, the definition of "Required
                  Lenders" in Section 1.1, or any provision herein providing for consent or other action by all Lenders.

                      (iv) Forgive any indebtedness of the Borrower arising
                  under this Agreement or the Notes, or reduce the rate of interest or any fees charged under this Agreement or the Notes.

                      (v) Postpone or delay any date fixed by this Agreement or
                  any other Loan Document for any payment of principal, interest, facility fees or other material amounts due to the Lenders (or any of them) hereunder or under any other Loan Document.

                      (vi) Release the Agent's security interest in any Bonds or other collateral granted under the Pledge Agreement (other than in accordance with the Pledge Agreement) or amend any terms of any Bonds.

ALLETE CREDIT AGREEMENT               -45-

                  (b) No amendment, waiver or consent shall affect the rights or duties of the Agent under this Agreement or any other Loan Document unless in writing and signed by the Agent.

                  (c) No amendment, modification or (except as provided elsewhere herein) termination of this Agreement or waiver of any rights of the Borrower or obligations of any Lender or the Agent hereunder shall be effective unless the Borrower shall have consented thereto in writing.

No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

SECTION 9.3  NOTICE.

Except as otherwise expressly provided herein, all notices and other communications hereunder shall be in writing and shall be (i) personally delivered, (ii) transmitted by registered mail, postage prepaid, (iii) sent by reputable overnight courier service, or (iv) transmitted by telecopy, in each case addressed or transmitted by telecopy to the party to whom notice is being given at its address or telecopier number (as the case may be) as set forth in Exhibit A or in any applicable Assignment Certificate; or, as to each party, at such other address or telecopier number as may hereafter be designated in a notice by that party to the other party complying with the terms of this Section. All such notices or other communications shall be deemed to have been given on (i) the date received if delivered personally, (ii) five business days after the date of posting, if delivered by mail, (iii) the date of receipt, if delivered by overnight courier, or (iv) the date of transmission if delivered by telecopy.

SECTION 9.4 COSTS AND EXPENSES.

The Borrower agrees to pay on demand (i) all costs and expenses incurred by the Agent in connection with the negotiation, preparation, execution, administration or amendment of the Loan Documents and the other instruments and documents to be delivered hereunder and thereunder, and (ii) all costs and expenses incurred by the Agent or any Lender in connection with the workout or enforcement of the Loan Documents and the other instruments and documents to be delivered hereunder and thereunder; including, in each case, reasonable fees and out-of-pocket expenses of outside counsel with respect thereto.

SECTION 9.5 INDEMNIFICATION BY BORROWER.

The Borrower hereby agrees to indemnify the Agent and the Lenders and each officer, director, employee and agent thereof (herein individually each called an "Indemnitee" and collectively called the "Indemnitees") from and against any and all losses, claims, damages, reasonable expenses (including, without limitation, reasonable attorneys' fees) and liabilities (all of the foregoing being herein called the "Indemnified Liabilities") incurred by an Indemnitee in connection with or arising out of the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto

ALLETE CREDIT AGREEMENT               -46-
of their respective obligations hereunder or the use of the proceeds of any Advance hereunder (including but not limited to any such loss, claim, damage, expense or liability arising out of any claim that any Environmental Law has been breached with respect to any activity or property of the Borrower), except for any portion of such losses, claims, damages, expenses or liabilities incurred solely as a result of the gross negligence or willful misconduct of the applicable Indemnitee. If and to the extent that the foregoing indemnity may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. All obligations provided for in this Section shall survive any termination of this Agreement.

SECTION 9.6  EXECUTION IN COUNTERPARTS.

This Agreement and the other Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts of this Agreement or such other Loan Document, as the case may be, taken together, shall constitute but one and the same instrument.

SECTION 9.7  BINDING EFFECT, ASSIGNMENT.

The Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights thereunder or any interest therein without the prior written consent of each of the Lenders.

SECTION 9.8  GOVERNING LAW.

The Loan Documents shall be governed by, and construed in accordance with, the laws of the State of Minnesota.

SECTION 9.9  SEVERABILITY OF PROVISIONS.

Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

SECTION 9.10 CONSENT TO JURISDICTION.

Each party irrevocably (i) agrees that any suit, action or other legal proceeding arising out of or relating to this Agreement or any other Loan Document may be brought in a court of record in Hennepin County in the State of Minnesota or in the courts of the United States located in such State, (ii) consents to the jurisdiction of each such court in any suit, action or proceeding, (iii) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum, and
(iv) agrees that a final judgment

ALLETE CREDIT AGREEMENT               -47-
in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

SECTION 9.11 RECALCULATION OF COVENANTS FOLLOWING ACCOUNTING PRACTICES CHANGE.

The Borrower shall notify the Agent of any Accounting Practices Change promptly upon becoming aware of the same. Promptly following such notice, the Borrower and the Lenders shall negotiate in good faith in order to effect any adjustments to the Financial Covenants necessary to reflect the effects of such Accounting Practices Change.

SECTION 9.12  HEADINGS.

Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

SECTION 9.13 TITLES.

The Person identified on the title page as "Syndication Agent" shall have no right, power, obligation or liability under this Agreement or any other Loan Document on account of such identification other than those applicable to such Person in its capacity (if any) as a Lender. Each Lender acknowledges that it has not relied, and will not rely, on any Person so identified in deciding to enter into this Agreement or in taking or omitting any action hereunder.

SECTION 9.14  NONLIABILITY OF LENDERS.

The relationship between the Borrower on the one hand and the Lenders and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations. The Borrower agrees that neither the Agent nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

ALLETE CREDIT AGREEMENT               -48-

SECTION 9.15 WAIVER OF JURY TRIAL.

THE BORROWER, THE AGENT AND THE BANKS HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT AND THE NOTES OR THE RELATIONSHIPS ESTABLISHED HEREUNDER.



ALLETE CREDIT AGREEMENT               -49-

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

                                  ALLETE, INC.



                                  By  /s/ James Vizanko
                                     -----------------------------------

                                   Its  Vice President, Chief Financial Officer
                                       ---------------------------------
                                        & Treasurer



ALLETE CREDIT AGREEMENT          -Signature Page 1-

                                  WELLS FARGO BANK, NATIONAL
                                    ASSOCIATION, as Agent and Lender




                                  By /s/ Mark H. Halldorson
                                     -----------------------------------
                                          Mark H. Halldorson
                                     Its  Vice President
                                         -------------------------------


                                  By  /s/ Douglas A. Lindstrom
                                     -----------------------------------

                                     Its
                                         -------------------------------
                                          Douglas A. Lindstrom
                                          Vice President
                                          Wells Fargo Bank, National
                                          Association




ALLETE CREDIT AGREEMENT          -Signature Page 2-

                                  BANK ONE, N.A.
                                    (Main Branch, Chicago)



                                  By /s/ Sharon K. Webb
                                     -----------------------------------

                                     Its  Sharon K. Webb
                                         -------------------------------
                                          Associate Director





ALLETE CREDIT AGREEMENT          -Signature Page 3-

                                  LASALLE BANK NATIONAL
                                    ASSOCIATION



                                  By /s/ Meghan C. Payne
                                     -----------------------------------

                                     Its  First Vice President
                                         -------------------------------





ALLETE CREDIT AGREEMENT          -Signature Page 4-

                                  SUNTRUST BANK



                                  By /s/ Karen Copeland
                                     -----------------------------------

                                     Its  Vice President
                                         -------------------------------




ALLETE CREDIT AGREEMENT          -Signature Page 5-

                                  U.S. BANK NATIONAL ASSOCIATION




                                  By /s/ Andrew Gaspard
                                     -----------------------------------

                                     Its  Assistant V.P.
                                         -------------------------------




ALLETE CREDIT AGREEMENT          -Signature Page 6-

                             EXHIBITS AND SCHEDULES

              Exhibit A               Commitment Amounts and Addresses

              Exhibit B               Form of Note

              Exhibit C               Form of Compliance Certificate

              Exhibit D               Assignment Certificate

              Exhibit E               Opinion of Borrower's Counsel


                   ------------------------------------------

              Schedule 4.4            Material Subsidiaries

                                                                      Exhibit A

                        COMMITMENT AMOUNTS AND ADDRESSES

--------------------------------------------------------------------------------
NAME                     COMMITMENT AMOUNT   NOTICE ADDRESS
--------------------------------------------------------------------------------

ALLETE, Inc.                         N/A     30 West Superior Street
                                             Duluth, MN  55802
                                             Attention: James K. Vizanko
                                             Telecopier: (218) 723-3912
--------------------------------------------------------------------------------

Wells Fargo Bank,            $90,000,000     Address:
 National Association,                       MAC:  N9305-031
 as Agent and Lender                         Sixth and Marquette
                                             Minneapolis, MN  55479
                                             Attention:  Mark Halldorson
                                             Telecopier:  (612) 667-2276

--------------------------------------------------------------------------------

Bank One, N.A. (Main         $60,000,000     21 South Clark, STE IL1-0363
 Branch, Chicago)                            Chicago, IL  60670
                                             Attention: Sharon K. Webb
                                             Telecopier: (312) 732-5435

--------------------------------------------------------------------------------

LaSalle Bank National        $37,500,000     135 South LaSalle Street, Suite 241
 Association                                 Chicago, IL  60603
                                             Attention: Dennis Campbell
                                             Telecopier: (312) 904-0409
--------------------------------------------------------------------------------

SunTrust Bank                $37,500,000     200 South Orange Avenue
                                             Orlando, FL  32801
                                             Attention: Caleb Keenan
                                             Telecopier: (407) 237-4076
--------------------------------------------------------------------------------

U.S. Bank National           $25,000,000     BC-MN-H03P
 Association                                 800 Nicollet Mall
                                             Minneapolis, MN  55402-7020
                                             Attention: Andrew Gaspard
                                             Telecopier: 612-303-2264
--------------------------------------------------------------------------------

                                                                       Exhibit B
                                                                       ---------

                                 PROMISSORY NOTE

$                                                         Minneapolis, Minnesota
 ----------------------------                                      July 18, 2003

                  For value received, ALLETE, Inc., a Minnesota corporation (the "Borrower"), promises to pay to the order of
                                             ----------------------------------
(the "Lender"), at the main office of Wells Fargo Bank, National Association in Minneapolis, Minnesota, or at such other place as the holder hereof may hereafter from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of
                             ($                                 ), or so much
----------------------------   --------------------------------
thereof as is advanced by the Lender to the Borrower pursuant to the Credit
Agreement dated as of July   , 2003 among the Borrower, Wells Fargo Bank,
                          ---
National Association, as Agent, and the other financial institutions party thereto, including the Lender (together with all amendments, modifications and restatements thereof, the "Credit Agreement"), and to pay interest on the principal balance of this Note outstanding from time to time at the rate or rates determined pursuant to the Credit Agreement.

                  This Note is issued pursuant to, and is subject to, the Credit Agreement, which provides (among other things) for the amount and date of payments of principal and interest required hereunder, for the acceleration of the maturity hereof upon the occurrence of an Event of Default (as defined therein) and for the voluntary and mandatory prepayment hereof. This Note is the Facility A Note, as defined in the Credit Agreement.

                  The Borrower shall pay all costs of collection, including reasonable attorneys' fees and legal expenses, if this Note is not paid when due, whether or not legal proceedings are commenced.

                  Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

                                  ALLETE, INC.


                                  By
                                     -----------------------------------

                                     Its
                                         -------------------------------

                                                                       Exhibit C
                                                                       ---------

                             COMPLIANCE CERTIFICATE

                                              --------------------------, ------

Wells Fargo Bank, National Association
MAC:  N9305-031
Sixth and Marquette
Minneapolis, MN  55479
Attention:  Mark Halldorson
Telecopier:  (612) 667-2276

Ladies and Gentlemen:

                  Reference is made to the Credit Agreement (the "Credit Agreement") dated as of July 18, 2003 entered into between ALLETE, Inc. (the "Borrower"), Wells Fargo Bank, National Association, and the other financial institutions party thereto.

                  All terms defined in the Credit Agreement and not otherwise defined herein shall have the meanings given them in the Credit Agreement.

                  This is a Compliance Certificate submitted in connection with the Borrower's financial statements (the "Statements") as of
                             (the "Effective Date").
-------------------, -------

                  I hereby certify to you as follows:

         1.       I am the                       of the Borrower, and I am
                           ---------------------
                  familiar with the financial statements and financial affairs of the Borrower.

         2. The Statements, and the computations attached hereto, have been prepared in accordance with GAAP.

         3. If the Effective Date is a Covenant Compliance Date, the computations attached hereto set forth the Borrower's compliance or non-compliance with the requirements set forth in the Financial Covenants as of the Effective Date. Such computations have been prepared from, and on a basis consistent with, the Statements.

         4. I have no knowledge of the occurrence of any Default or Event of Default under the Credit Agreement, except as set forth in the attachments, if any, hereto.

                                           Very truly yours,

                        ANNEX 1 TO COMPLIANCE CERTIFICATE

                                     ($000s)

                                                              Consolidated as of

                                                            --------------------

FUNDED DEBT TO TOTAL CAPITAL

         FUNDED DEBT
         Long-Term Debt                                       $
         Long-Term Debt payable within one year
         Notes Payable
         Letters of Credit
         Guaranty Obligations
                                                                ----------------
         TOTAL FUNDED DEBT                                    $
                                                                ================

         CAPITAL
         Retained Earnings                                    $
         Stockholder's Equity
                  Common Stock
                  Preferred Stock
                  QUIPS
         Funded Debt
                                                                ----------------
         TOTAL CAPITAL                                        $
                                                                ================

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

         EBITDA EXCLUDING DISCONTINUED OPERATIONS
         Net Income                                           $
         Income Taxes
         Interest Expense
         Depreciation and Amortization
                                                                ----------------
         EBITDA                                               $
                                                                ================

         INTEREST EXPENSE EXCLUDING DISCONTINUED OPERATIONS   $
                                                                ================
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                       EXHIBIT D
                                                                       ---------

                             ASSIGNMENT CERTIFICATE

Assigning Lender:
                 ------------------------------------
Applicant:
          -------------------------------------------

                  This Certificate (the "Certificate") is delivered pursuant to
Section 8.10 of the Credit Agreement dated as of July 18, 2003 (together with all amendments, supplements, restatements and other modifications, if any, from time to time made thereto, the "Credit Agreement"), among ALLETE, Inc., a Minnesota corporation (the "Borrower"), Wells Fargo Bank, National Association, as administrative agent (the "Agent"), and the various lenders now or hereafter parties thereto.

                  The Assigning Lender named above wishes to assign a portion of its interest arising under the Credit Agreement to the Applicant named above pursuant to Section 8.10 of the Credit Agreement, and the Applicant wishes to become an Additional Lender pursuant thereto. This Certificate is an Assignment Certificate, as defined in the Credit Agreement, and is executed for purposes of informing the Agent and the Borrower of the transactions contemplated hereby and obtaining the consent of the Agent and the Borrower to the extent required under the Credit Agreement.

                  Accordingly, the undersigned hereby agree as follows:

                  1. DEFINITIONS. Unless otherwise defined herein, terms used herein have the meanings provided in the Credit Agreement.

                  2. ALLOCATION OF PAYMENTS. Any interest, fees and other payments accrued to the Effective Date with respect to the Assigning Lender's interest under the Loan Documents shall be for the account of the Assigning Lender. Any interest, fees and other payments accruing on and after the Effective Date with respect to the interests assigned hereunder shall be for the account of the Applicant. Each of the Assigning Lender and the Applicant agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

                  3. EFFECTIVE DATE; CONDITIONS. The date on which the Applicant shall become an Additional Lender (the "Effective Date") is
                  , 200   ; provided, however, that the assignment and
-----------------      --
assumption described in this Certificate shall not be effective unless, on or before the Effective Date, (i) the Agent has received counterparts of this Certificate duly executed and delivered by the Borrower (unless the Borrower's consent to the assignment hereunder is not required under Section 8.10 of the Credit Agreement), the Assigning Lender, the Agent and the Applicant, (ii) the Agent has received


ALLETE - ASSIGNMENT CERTIFICATE       -1-
the transfer fee for the account of the Agent in the amount of $3,500 (or, if the Applicant is an Affiliate of the Assigning Lender, $1,250), and (iii) all other terms and conditions of this Certificate and the Credit Agreement relating to the assignment hereunder have been satisfied.

                  4.  APPLICANT'S INTEREST. Effective as of the Effective
Date, (i) the principal amount of Advances owing to the Applicant shall be the amount designated as the "Assigned Advances" opposite the Applicant's signature below, and (ii) the Applicant's Percentage shall be the percentage designated as the "Assigned Percentage" opposite the Applicant's signature below.

                  5.  RETAINED INTEREST. Effective as of the Effective
Date, (i) the principal amount of Advances owing to the Assigning Lender shall be the amount designated as the "Retained Advances" opposite the Assigning Lender's signature below, and (ii) the Assigning Lender's Percentage shall be the percentage designated as the "Retained Percentage" opposite the Assigning Lender's signature below.

                  6. NEW NOTES. On the Effective Date, the Borrower shall issue and deliver to the Agent in exchange for the Assigning Lender's Note (i) a Note payable to the order of the Applicant in a face principal amount equal to the Applicant's "Assigned Advances", in substantially the form of Exhibit B to the Credit Agreement, and (ii) a Note payable to the order of the Assigning Lender in the amount of the Assigning Lender's "Retained Advances", in substantially the form of Exhibit B to the Credit Agreement. The Agent shall deliver the foregoing Notes to the Applicant and the Assigning Lender promptly after the Effective Date, or (if later) the receipt by the Agent thereof.

                  7. NOTICE ADDRESS. The address shown below the Applicant's signature hereto shall be its notice address for purposes of Section
9.3 of the Credit Agreement, unless and until it shall designate, in accordance with such Section 9.3, another address for such purposes.

                  8. ASSUMPTION. Upon the Effective Date, the Applicant shall become a party to the Credit Agreement and a Lender thereunder and (i) shall be entitled to all rights, benefits and privileges accorded to a Lender in the Credit Agreement, (ii) shall be subject to all obligations of a Lender thereunder, and (iii) shall be deemed to have specifically ratified and confirmed (and by executing this Certificate the Applicant hereby specifically ratifies and confirms) all of the provisions of the Credit Agreement and the Loan Documents.

                  9. INDEPENDENT CREDIT DECISION. The Applicant (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements referred to in Section 4.5 or 5.1 of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment Certificate; (b) acknowledges and agrees that in becoming an Additional Lender and in making any Advance under the Credit Agreement, such actions have been and will be made without recourse to, or representation or warranty by, the Assigning Lender or the Agent; and (c)


ALLETE - ASSIGNMENT CERTIFICATE       -2-
agrees that it will, independently and without reliance upon the Assigning Lender, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

                  10. WITHHOLDING TAX. The Applicant (a) represents and warrants to the Agent and the Borrower that under applicable law and treaties no tax will be required to be withheld by the Agent or the Borrower with respect to any payments to be made to the Applicant hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Agent and the Borrower prior to the time that the Agent or Borrower is required to make any payment of principal, interest or fees hereunder, duplicate executed originals of U.S. Internal Revenue Service Form W-8ECI or W-8BEN (or appropriate replacement forms) and agrees to provide new Forms W-8ECI or W-8BEN (or appropriate replacement forms) upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Applicant, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

                  11. FURTHER ASSURANCES. The Borrower, the Assigning
Lender and the Applicant shall, at any time and from time to time upon the written request of the Agent, execute and deliver such further documents and do such further acts and things as the Agent may reasonably request in order to effect the purpose of this Certificate.

                  12. MISCELLANEOUS. This Certificate may be executed in any number of counterparts by the parties hereto, each of which counterparts shall be deemed to be an original and all of which shall together constitute one and the same certificate. Matters relating to this Certificate shall be governed by, and construed in accordance with, the internal laws of the State of Minnesota.


ALLETE - ASSIGNMENT CERTIFICATE       -3-

                  IN WITNESS WHEREOF, the undersigned have executed this Certificate as of the Effective Date set forth above.

Retained Advances:
    $                                          ---------------------------------
     ---------------------------                 [Assigning Lender]
Retained Percentage:           %
                    ----------



                                               By
                                                  ------------------------------
                                                  Its
                                                      --------------------------



Assigned Advances:
    $                                          ---------------------------------
     ---------------------------                 [Applicant]
Assigned Percentage:           %
                    ----------


                                               By
                                                  ------------------------------
                                                  Its
                                                      --------------------------

                                               Notice Address:

                                               ---------------------------------
                                               ---------------------------------
                                               ---------------------------------
                                               Telecopier:
                                                           ---------------------

                                CONSENT OF AGENT
                                ----------------

            The Agent hereby consents to the foregoing Assignment.

                                               WELLS FARGO BANK, NATIONAL
                                                ASSOCIATION


                                               By
                                                  ------------------------------
                                                  Its
                                                      --------------------------


                               CONSENT OF BORROWER
                               -------------------

            The Borrower hereby consents to the foregoing Assignment.

                                               ALLETE, INC.


                                               By
                                                  ------------------------------
                                                  Its
                                                      --------------------------


ALLETE - ASSIGNMENT CERTIFICATE       -4-

                                                                       EXHIBIT E

                                 OPINION LETTER

                                                                    SCHEDULE 4.4

                              MATERIAL SUBSIDIARIES

FLORIDA WATER SERVICES CORPORATION

ALLETE Water Services, Inc.

ALLETE Automotive Services, Inc.

ADESA Corporation